                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-143623

                                 Morgan Stanley
                                ----------------
                                      HQ12
                                ----------------

                                 $1,799,430,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                             AS MORTGAGE LOAN SELLER

                                ----------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

                                ----------------
                                  JULY 12, 2007

                                 MORGAN STANLEY

                        SOLE BOOKRUNNER AND LEAD MANAGER

                            BEAR, STEARNS & CO. INC.

                                   CO-MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

TRANSACTION FEATURES

o     Seller:

--------------------------------------------------------------------------------
                             NO. OF      AGGREGATE CUT-OFF     % BY AGGREGATE
LOAN SELLER              MORTGAGE LOANS  DATE BALANCE ($)   CUT-OFF DATE BALANCE
--------------------------------------------------------------------------------
Morgan Stanley Mortgage
  Capital Holdings LLC         97         $1,958,564,352           100.0%
--------------------------------------------------------------------------------
TOTAL:                         97         $1,958,564,352           100.0%
--------------------------------------------------------------------------------

o     Loan Pool:

      o     Average Cut-off Date Balance: $20,191,385

      o     Largest Mortgage Loan by Cut-off Date Balance: $380,000,000

      o     Five largest and ten largest loans: 47.9% and 64.1% of pool, respectively

o     Property Types:

                                   [PIE CHART]

Manufactured Housing Community       0.3%
Office                              40.3%
Multifamily                         28.1%
Retail                              17.7%
Hospitality                          7.6%
Other                                3.0%
Industrial                           2.5%
Mixed Use                            0.5%

o     Credit Statistics:

      o     Weighted average debt service coverage ratio of 1.37x

      o     Weighted average post IO debt service coverage ratio of 1.34x

      o     Weighted average current loan-to-value ratio of 67.0%; weighted average balloon loan-to-value ratio of 65.2%

o     Call Protection:

      o     65 loans (47.1% of the pool) have a lockout period ranging from 25 to 48 payments from origination, and also permit defeasance at least two years following securitization

      o     2 loans (27.6% of the pool) have no lockout period and permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0% and also permit defeasance at least two years following securitization

      o     16 loans (11.3% of the pool) have a lockout period ranging from 17 to 59 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

      o     10 loans (9.9% of the pool) have a lockout period ranging from 26 to
            31 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization

      o     4 loans (4.1% of the pool) have no lockout period and permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

  o   Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
      Agent in addition to detailed payment and delinquency information.
      Information provided by the Paying Agent is expected to be available at
      www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
      Paying Agent's website at www.ctslink.com/cmbs.

  o   Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

      Bloomberg Ticker: MSC 2007-HQ12 <MTGE> <GO>

  o   Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-2

                          $1,799,430,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------------
         APPROXIMATE                                                                              APPROXIMATE    CERTIFICATE
           INITIAL      APPROXIMATE                                              EXPECTED FINAL     INITIAL       PRINCIPAL
         CERTIFICATE       CREDIT      RATINGS      AVERAGE       PRINCIPAL       DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS   BALANCE(1)(2)    SUPPORT(3)   (FITCH/S&P)    LIFE(3)(4)   WINDOW(4)(6)      DATE(4)         RATE(7)       RATIO(8)
-----------------------------------------------------------------------------------------------------------------------------

A-1      $ 40,000,000     30.000%       AAA/AAA       4.10           1-57           04/12/2012%           46.92%
A-1A     $366,041,000     30.000%       AAA/AAA       6.61           1-117          04/12/2017%           46.92%
A-2      $684,100,000     30.000%       AAA/AAA       4.78           57-59          06/12/2012%           46.92%
A-3      $131,500,000     30.000%       AAA/AAA       5.96           59-78          01/12/2014%           46.92%
A-4      $ 66,354,000     30.000%       AAA/AAA       7.89          78-109          08/12/2016%           46.92%
A-5      $ 83,000,000     30.000%       AAA/AAA       9.57          109-116         03/12/2017%           46.92%
A-M      $195,856,000     20.000%       AAA/AAA       9.70          117-117         04/12/2017%           53.62%
A-J      $144,444,000     12.625%       AAA/AAA       9.76          117-118         05/12/2017%           58.57%
B        $ 41,620,000     10.500%        AA/AA        9.78          118-118         05/12/2017%           59.99%
C        $ 22,033,000      9.375%       AA-/AA-       9.81          118-119         06/12/2017%           60.75%
D        $ 24,482,000      8.125%         A/A         9.87          119-119         06/12/2017%           61.58%
-----------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(8)

-----------------------------------------------------------------------------------------------------------------------------
         APPROXIMATE
           INITIAL
         CERTIFICATE                                                                              APPROXIMATE    CERTIFICATE
         BALANCE OR     APPROXIMATE                                              EXPECTED FINAL     INITIAL       PRINCIPAL
          NOTIONAL        CREDIT        RATINGS       AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS     AMOUNT(1)       SUPPORT     (FITCH/S&P)   LIFE(4)(5)    WINDOW(4)(6)      DATE(4)         RATE(7)        RATIO(8)
-----------------------------------------------------------------------------------------------------------------------------

X(10)  $1,958,564,351      ----         AAA/AAA           --          ----            ----             %             ----
E      $   14,690,000     7.375%         A-/A-          9.87        119-119        06/12/2017%            62.09%
F      $   24,482,000     6.125%       BBB+/BBB+        9.87        119-119        06/12/2017%            62.92%
G      $   22,034,000     5.000%        BBB/BBB         9.87        119-119        06/12/2017%            63.68%
H      $   22,033,000     3.875%       BBB-/BBB-        9.87        119-119        06/12/2017%            64.43%
J      $   14,690,000     3.125%        BB+/BB+         9.87        119-119        06/12/2017%            64.94%
K      $    4,896,000     2.875%         BB/BB          9.87        119-119        06/12/2017%            65.10%
L      $    7,345,000     2.500%        BB-/BB-         9.87        119-119        06/12/2017%            65.35%
M      $    4,896,000     2.250%         B+/B+          9.87        119-119        06/12/2017%            65.52%
N      $    4,897,000     2.000%          B/B           9.87        119-119        06/12/2017%            65.69%
O      $    4,896,000     1.750%         B-/B-          9.87        119-119        06/12/2017%            65.86%
P      $    4,896,000     1.500%       CCC+/CCC+       10.07        119-124        11/12/2017%            66.02%
Q      $    4,896,000     1.250%        CCC/CCC        10.28        124-124        11/12/2017%            66.19%
S      $   24,483,351       ---          NR/NR         11.27        124-179        06/12/2022%            67.03%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

Notes:      (1)   As of July 1, 2007. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these
                  parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in the prospectus
                  supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are
                  material.

            (2)   For purposes of making distributions to the Class A-1, A-1A,
                  A-2, A-3, A-4 and A-5 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan
                  Group 1 and Loan Group 2. Loan Group 1 will consist of 72
                  mortgage loans, representing approximately 81.3% of the
                  initial outstanding pool balance. Loan Group 2 will consist of
                  25 mortgage loans, representing approximately 18.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately
                  65.7% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured
                  housing community properties. Generally, the Class A-1, A-2,
                  A-3, A-4 and A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the
                  certificate principal balances of the Class A-1, A-2, A-3, A-4 and A-5 Certificates have been reduced to zero. However, on or after any distribution date on which the certificate principal balances of the Class A-M through Class S certificates have been reduced to zero, or the aggregate appraisal reduction is greater than the aggregate certificate principal balances of such classes, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be
                  distributed to the Class A-1, A-1A, A-2, A-3, A-4 and A-5
                  Certificates, pro rata without regard to loan groups.

            (3)   The percentages indicated under the column "Approximate Credit
                  Support" with respect to the Class A-1, A-1A, A-2, A-3, A-4 and A-5 Certificates represent the approximate credit support for the Class A-1, A-1A, A-2, A-3, A-4 and A-5 Certificates in
                  the aggregate.

            (4)   Based on the Structuring Assumptions, assuming 0% CPR,
                  described in the Free Writing Prospectus dated July 12, 2007 to accompany the Prospectus dated June 22, 2007 (the "Free
                  Writing Prospectus").

            (5)   Average life is expressed in terms of years.

            (6)   Principal window is the period (expressed in terms of months and commencing with the month of August 2007) during which distributions of principal are expected to be made to the
                  holders of each designated Class.

            (7)   The Class A-1, A-1A, A-2, A-3, A-4, A-5, A-M, A-J, B, C, D, E,
                  F, G, H, J, K, L, M, N, O, P, Q and S Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net
                  mortgage rate less a specified percentage, which percentage may be zero. The Class X Certificates will accrue interest at a variable rate as defined in the prospectus supplement.

            (8)   Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                  Class A-1, A-1A, A-2, A-3, A-4 and A-5 Certificate Principal
                  to Value Ratio is calculated based upon the aggregate of the
                  Class A-1, A-1A, A-2, A-3, A-4 and A-5 Certificate Balances.

            (9)   Not offered pursuant to the prospectus and prospectus
                  supplement. Certificates to be offered privately pursuant to
                  Rule 144A. Information provided herein regarding the
                  characteristics of these certificates is provided only to
                  enhance understanding of the offered certificates.

            (10)  The Class X Notional Amount will at all times be equal to the aggregate certificate balances of the principal balance
                  certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-4

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

    I. ISSUE CHARACTERISTICS

         ISSUE TYPE:                  Public: Classes A-1, A-1A, A-2, A-3, A-4,
                                      A-5, A-M, A-J, B, C and D (the "Offered
                                      Certificates")

                                      Private (Rule 144A): Classes X, E, F, G,
                                      H, J, K, L, M, N, O, P, Q and S

         SECURITIES OFFERED:          $1,799,430,000 monthly pay, multi-class,
                                      sequential pay commercial mortgage REMIC
                                      Pass-Through Certificates, including
                                      eleven principal and interest classes
                                      (Classes A-1, A-1A, A-2, A-3, A-4, A-5,
                                      A-M, A-J, B, C and D Certificates)

         SELLER:                      Morgan Stanley Mortgage Capital Holdings
                                      LLC (successor-in-interest by merger to
                                      Morgan Stanley Mortgage Capital Inc.)

         SOLE BOOKRUNNER AND LEAD     Morgan Stanley & Co. Incorporated
         MANAGER:

         CO-MANAGER:                  Bear, Stearns & Co. Inc.

         MASTER SERVICER:             Wells Fargo Bank, National Association

         SPECIAL SERVICER:            LNR Partners, Inc.

         TRUSTEE AND CUSTODIAN:       LaSalle Bank National Association

         PAYING AGENT:                Wells Fargo Bank, National Association

         CUT-OFF DATE:                July 1, 2007. For purposes of the
                                      information contained in this term sheet,
                                      scheduled payments due in July 2007 with
                                      respect to mortgage loans not having
                                      payment dates on the first day of each
                                      month have been deemed received on July 1,
                                      2007, not the actual day on which such
                                      scheduled payments were due.

         EXPECTED CLOSING DATE:       On or about July 30, 2007

         DETERMINATION DATE:          The 8th day of each month, or, if the 8th
                                      day is not a business day, the next
                                      succeeding business day, commencing in
                                      August 2007.

         DISTRIBUTION DATES:          The 4th business day after the related
                                      determination date of each month,
                                      commencing in August 2007.

         MINIMUM DENOMINATIONS:       $25,000 for the Classes A-1, A-1A, A-2,
                                      A-3, A-4, A-5, A-M and A-J Certificates
                                      and $100,000 for all other Offered
                                      Certificates and in multiples of $1
                                      thereafter.

         SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day
                                      funds, with accrued interest.

         LEGAL/REGULATORY STATUS:     The Offered Certificates are expected to
                                      be eligible for exemptive relief under
                                      ERISA. No Class of Certificates is SMMEA
                                      eligible.

         RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND
                                      MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                      THE "RISK FACTORS" SECTION OF THE
                                      PROSPECTUS SUPPLEMENT AND THE "RISK
                                      FACTORS" SECTION OF THE PROSPECTUS

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
                                       T-5

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

II. STRUCTURE CHARACTERISTICS

         Class X Notional Amount:     The notional amount of the Class X
                                      Certificates will be equal to the
                                      aggregate of the Certificate Balances of
                                      the classes of principal balance
                                      certificates outstanding from time to
                                      time.

         Class X Pass-Through Rate:   The pass-through rate applicable to the
                                      Class X Certificates for each distribution
                                      date will equal the weighted average of
                                      the respective strip rates (the "Class X
                                      Strip Rates") at which interest accrues
                                      from time to time on the respective
                                      components of the total notional amount of
                                      the Class X Certificates outstanding
                                      immediately prior to the related
                                      distribution date (weighted on the basis
                                      of the respective balances of those
                                      components outstanding immediately prior
                                      to that distribution date). Each of those
                                      components will equal the certificate
                                      balance of one of the classes of the
                                      certificates with a principal balance.

                                      The applicable Class X Strip Rate with
                                      respect to each such component for each
                                      such distribution date will equal the
                                      excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the
                                      pass-through rate for such distribution
                                      date for the related class of certificates
                                      with a principal balance. Under no
                                      circumstances will any Class X Strip Rate
                                      be less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-6

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

III.  LOAN GROUP 1 MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED
      CLASSES(1)(2)

---------
          Single Note/Multiple Properties
---------

--------------------------------------------------------------------------------------------------------------------
                                                    Class A-1(3)
--------------------------------------------------------------------------------------------------------------------
       MORTGAGE                                                                              % OF
LOAN     LOAN                                                                 CUT-OFF DATE   TOTAL      BALLOON
NO.     SELLER    PROPERTY NAME                      STATE    PROPERTY TYPE   BALANCE ($)    POOL     BALANCE ($)
--------------------------------------------------------------------------------------------------------------------

 5      MSMCH     Douglas Entrance                    FL         Office        102,500,000    5.2       102,500,000
 26     MSMCH     1200 North Main Office              CA         Office         13,300,000    0.7        13,300,000
 83     MSMCH     Midtown Business Park               ID       Industrial        2,550,000    0.1         2,550,000
 96     MSMCH     Dunkin Donuts-Miami                 FL         Retail          1,145,576    0.1         1,049,733
--------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                                   $119,495,576    6.1%   $  119,399,733
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     REM.
LOAN                                                           POST IO      CUT-OFF      MATURITY DATE   REM. IO   TERM TO
NO.                                                 DSCR (X)   DSCR (X)   DATE LTV (%)      LTV (%)       TERM     MATURITY
----------------------------------------------------------------------------------------------------------------------------

 5                                                    1.03       1.03         80.1           80.1          57         57
 26                                                   1.48       1.48         78.2           78.2          55         55
 83                                                   1.45       1.45         68.9           68.9          57         57
 96                                                   1.16       1.16         61.9           56.7           0         57
----------------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES           1.09X      1.09X        79.5%          79.4%                    57
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                    CLASS A-2(3)
--------------------------------------------------------------------------------------------------------------------
       MORTGAGE                                                                              % OF
LOAN     LOAN                                                                 CUT-OFF DATE   TOTAL      BALLOON
NO.     SELLER    PROPERTY NAME                      STATE    PROPERTY TYPE   BALANCE ($)    POOL     BALANCE ($)
--------------------------------------------------------------------------------------------------------------------

1       MSMCH     Columbia Center                     WA         Office        380,000,000   19.4       380,000,000
3       MSMCH     Beacon Seattle & DC Portfolio     Various      Office        161,000,000    8.2       161,000,000
5       MSMCH     Douglas Entrance                    FL         Office        102,500,000    5.2       102,500,000
15      MSMCH     Ramada Plaza Beach Resort           FL       Hospitality      26,250,000    1.3        25,695,813
18      MSMCH     The Axton                           NY       Multifamily      21,000,000    1.1        21,000,000
52      MSMCH     Uptown Apartments                   OR        Mixed Use        5,200,000    0.3         5,200,000
83      MSMCH     Midtown Business Park               ID       Industrial        2,550,000    0.1         2,550,000
96      MSMCH     Dunkin Donuts-Miami                 FL         Retail          1,145,576    0.1         1,049,733
--------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                                   $699,645,576   35.7%   $  698,995,546
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     REM.
LOAN                                                           POST IO      CUT-OFF      MATURITY DATE   REM. IO   TERM TO
NO.                                                 DSCR (X)   DSCR (X)   DATE LTV (%)      LTV (%)       TERM     MATURITY
----------------------------------------------------------------------------------------------------------------------------

1                                                     1.32       1.32         58.6           58.6          58         58
3                                                     1.25       1.25         68.2           68.2          58         58
5                                                     1.03       1.03         80.1           80.1          57         57
15                                                    1.63       1.40         59.0           57.7          35         59
18                                                    1.06       1.06         67.1           67.1          58         58
52                                                    1.22       1.22         80.0           80.0          59         59
83                                                    1.45       1.45         68.9           68.9          57         57
96                                                    1.16       1.16         61.9           56.7           0         57
----------------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES           1.26X      1.26X        64.4%          64.4%                    58
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                      Class A-3
--------------------------------------------------------------------------------------------------------------------
       MORTGAGE                                                                              % OF
LOAN     LOAN                                                                 CUT-OFF DATE   TOTAL      BALLOON
NO.     SELLER    PROPERTY NAME                      STATE    PROPERTY TYPE   BALANCE ($)    POOL     BALANCE ($)
--------------------------------------------------------------------------------------------------------------------

7       MSMCH     529 Fifth Avenue                    NY         Office         65,000,000    3.3        65,000,000
8       MSMCH     Deptford Mall                       NJ         Retail         60,000,000    3.1        60,000,000
15      MSMCH     Ramada Plaza Beach Resort           FL       Hospitality      26,250,000    1.3        25,695,813
52      MSMCH     Uptown Apartments                   OR        Mixed Use        5,200,000    0.3         5,200,000
--------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                                   $156,450,000    8.0%   $  155,895,813
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     REM.
LOAN                                                           POST IO      CUT-OFF      MATURITY DATE   REM. IO   TERM TO
NO.                                                 DSCR (X)   DSCR (X)   DATE LTV (%)      LTV (%)       TERM     MATURITY
----------------------------------------------------------------------------------------------------------------------------

7                                                     2.40       2.40         43.3           43.3          78         78
8                                                     2.19       2.19         55.6           55.6          66         66
15                                                    1.63       1.40         59.0           57.7          35         59
52                                                    1.22       1.22         80.0           80.0          59         59
----------------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES           2.15X      2.11X        51.9%          51.7%                    70
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                     CLASS A-4
--------------------------------------------------------------------------------------------------------------------
       MORTGAGE                                                                              % OF
LOAN     LOAN                                                                 CUT-OFF DATE   TOTAL      BALLOON
NO.     SELLER    PROPERTY NAME                      STATE    PROPERTY TYPE   BALANCE ($)    POOL     BALANCE ($)
--------------------------------------------------------------------------------------------------------------------

7       MSMCH     529 Fifth Avenue                    NY        Office           65,000,000    3.3       65,000,000
13      MSMCH     Timberland Buildings                MI        Office           33,235,919    1.7       33,235,919
27      MSMCH     Airport Plaza                       CA        Office           12,900,000    0.7       12,900,000
49      MSMCH     Food World Gardendale               AL        Retail            6,186,090    0.3        5,287,931
62      MSMCH     Food World Gadsden                  AL        Retail            4,023,707    0.2        3,439,504
--------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                                    $121,345,716    6.2%  $  119,863,354
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     REM.
LOAN                                                           POST IO      CUT-OFF      MATURITY DATE   REM. IO   TERM TO
NO.                                                 DSCR (X)   DSCR (X)   DATE LTV (%)      LTV (%)       TERM     MATURITY
----------------------------------------------------------------------------------------------------------------------------

7                                                     2.40       2.40         43.3           43.3          78         78
13                                                    1.74       1.74         65.2           65.2          97         97
27                                                    1.01       1.01         78.9           78.9          92         92
49                                                    1.51       1.51         69.7           59.6           0         96
62                                                    1.45       1.45         70.3           60.1           0         96
----------------------------------------------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES           1.99X      1.99X        55.3%          54.5%                    86
----------------------------------------------------------------------------------------------------------------------------

(1)   This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated July 12, 2007 to accompany Prospectus dated
      June 22, 2007 (the "Free Writing Prospectus").

(3)   In Period 57, $15,839,293.69 of the corresponding balloon balance of
      Douglas Entrance, Midtown Business Park and Dunkin Donuts-Miami will be allocated to the Class A-1 Certificates and $90,539,134.61 will be allocated to the Class A-2 Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-7

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

IV.  COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

----------
           Single Note/Multiple Properties
----------

------------------------------------------------------------------------------------------------------------------------
MORTGAGE    MORTGAGE                                                                PROPERTY      CUT-OFF DATE    % OF
LOAN NO.   LOAN SELLER   PROPERTY NAME                   CITY             STATE       TYPE          BALANCE       POOL
------------------------------------------------------------------------------------------------------------------------

   1          MSMCH      Columbia Center                 Seattle           WA        Office      $  380,000,000   19.4%
   2          MSMCH      Parkoff Portfolio               New York          NY      Multifamily   $  170,000,000    8.7%
   3          MSMCH      Beacon Seattle & DC Portfolio   Various         Various     Office      $  161,000,000    8.2%
   4          MSMCH      RREEF Portfolio                 Various         Various   Multifamily   $  124,500,000    6.4%
   5          MSMCH      Douglas Entrance                Coral Gables      FL        Office      $  102,500,000    5.2%
   6          MSMCH      Four Seasons San Francisco      San Francisco     CA      Hospitality   $   90,000,000    4.6%
   7          MSMCH      529 Fifth Avenue                New York          NY        Office      $   65,000,000    3.3%
   8          MSMCH      Deptford Mall                   Deptford          NJ        Retail      $   60,000,000    3.1%
   9          MSMCH      Mark Hotel Land Loan            New York          NY         Other      $   58,000,000    3.0%
   10         MSMCH      AMLI at Seven Bridges           Woodridge         IL      Multifamily   $   44,782,720    2.3%
------------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGES                                                 $1,255,782,720   64.1%
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                             DSCR
                                                                LOAN PER            POST    CUT-OFF
MORTGAGE                                            UNITS/SF/   UNIT/SF/             IO      DATE     BALLOON
LOAN NO.                                              ROOMS       ROOM     DSCR    PERIOD     LTV       LTV
--------------------------------------------------------------------------------------------------------------

   1                                                1,521,506   $    250   1.32x   1.32x     58.6%     58.6%
   2                                                      312   $544,872   1.57x   1.57x     67.2%     67.2%
   3                                                9,848,341   $    309   1.25x   1.25x     68.2%     68.2%
   4                                                    2,580   $158,915   1.03x   1.03x     75.8%     75.8%
   5                                                  465,474   $    220   1.03x   1.03x     80.1%     80.1%
   6                                                      277   $324,910   1.13x   1.13x     66.7%     66.7%
   7                                                  273,912   $    237   2.40x   2.40x     43.3%     43.3%
   8                                                  345,013   $    406   2.19x   2.19x     55.6%     55.6%
   9                                                      176   $329,545   1.34x   1.34x     63.0%     63.0%
   10                                                     520   $ 86,121   1.06x   1.06x     56.0%     53.9%
--------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGES                           1.37X   1.37X     64.2%     64.1%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-8

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

                         PARI PASSU AND COMPANION LOANS

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   PROPERTY NAME         ORIGINAL A-NOTE BALANCES      TRANSACTION         SPECIAL SERVICER       ORIGINAL B-NOTE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------

   3       Beacon Seattle & DC         $161,000,000          MSCI 2007-HQ12       LNR Partners, Inc.                NAP
           Portfolio                   $775,000,000          MSCI 2007-IQ14     Centerline Servicing(1)
                                     $394,477,317(2)           BACM 2007-2        LNR Partners, Inc.
                                     $485,522,683(2)        BSCMSI 2007-PWR16    Centerline Servicing
                                       $414,000,000          WBCMT 2007-C31       LNR Partners, Inc.
                                       $414,000,000          WBCMT 2007-C32       LNR Partners, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
   4       RREEF Portfolio             $124,500,000          MSCI 2007-HQ12        LNR Partners, Inc                NAP
                                       $138,500,000          MSCI 2007-HQ11     J.E. Robert Company(1)
                                       $147,000,000          MSCI 2007-IQ13        LNR Partners, Inc
-----------------------------------------------------------------------------------------------------------------------------------
   8       Deptford Mall               $60,000,000           MSCI 2007-HQ12        LNR Partners, Inc            $20,000,000
                                       $80,000,000           MSCI 2007-HQ11     J.E. Robert Company(1)          $12,500,000
-----------------------------------------------------------------------------------------------------------------------------------
   18      The Axton                   $21,000,000           MSCI 2007-HQ12      LNR Partners, Inc(1)
                                       $34,000,000                 TBD
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Lead special servicer.

(2)   The Beacon Seattle & DC Portfolio also secures a B-Note with an original principal balance of $56,000,000 which is pari passu in right of payment with each of the A Notes other than those included in the BACM 2007-2 and
      BSCMSI 2007-PWR16 transactions.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-9

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

V. TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
1,000,001 - 2,000,000                 9                 13,951,414         0.7
2,000,001 - 3,000,000                11                 26,707,627         1.4
3,000,001 - 4,000,000                18                 62,462,800         3.2
4,000,001 - 5,000,000                11                 49,867,684         2.5
5,000,001 - 6,000,000                 3                 16,625,000         0.8
6,000,001 - 7,000,000                 5                 31,632,235         1.6
7,000,001 - 8,000,000                 2                 15,560,396         0.8
8,000,001 - 9,000,000                 5                 43,325,000         2.2
10,000,001 - 15,000,000               9                107,360,684         5.5
15,000,001 - 20,000,000               6                107,825,458         5.5
20,000,001 - 30,000,000               5                121,227,234         6.2
30,000,001 >=                        13              1,362,018,639        69.5
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
Min: $1,100,000                  Max: $380,000,000        Average: $20,191,385
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)         POOL
--------------------------------------------------------------------------------
Washington                           11                451,822,638        23.1
New York                             17                380,927,694        19.4
California                           11                195,860,396        10.0
Virginia                             15                188,459,775         9.6
Florida                              13                169,697,744         8.7
Other                                63                571,796,104        29.1
--------------------------------------------------------------------------------
TOTAL:                              130           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)        POOL
--------------------------------------------------------------------------------
Office                               31                789,996,315        40.3
Multifamily                          39                550,271,088        28.1
Retail                               38                346,191,782        17.7
Hospitality                           5                149,199,878         7.6
Other                                 1                 58,000,000         3.0
Industrial                           11                 48,863,334         2.5
Mixed Use                             3                  9,272,000         0.5
Manufactured Housing
Community                             2                  6,769,956         0.3
--------------------------------------------------------------------------------
TOTAL                               130           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
Amortizing Balloon                   29                153,055,912         7.8
Interest Only                        28              1,498,535,919        76.5
Interest Only, Then
Amortizing Balloon                   40                306,972,520        15.7
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
5.001 - 5.500                        10                520,229,309        26.6
5.501 - 6.000                        71              1,216,626,477        62.1
6.001 - 6.500                        15                163,425,845         8.3
6.501 - 7.000                         1                 13,500,000         0.7
7.001 - 7.500                         1                 44,782,720         2.3
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 5.050%                 Max: 7.250%              Wtd Avg: 5.658%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                    LOANS              BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                13                857,745,576        43.8
61 - 84                               4                178,482,720         9.1
85 - 120                             75                827,572,193        42.3
121 - 180                             5                 94,763,862         4.8
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 60 mos.                Max: 180 mos.             Wtd Avg: 90 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                14                902,528,297        46.1
61 - 84                               3                133,700,000         6.8
85 - 120                             76                885,572,193        45.2
121 - 180                             4                 36,763,862         1.9
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 42  mos.               Max: 179 mos.            Wtd Avg: 86 mos.
--------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                 28              1,498,535,919        76.5
241 - 360                            69                460,028,433        23.5
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 300 mos.               Max: 360 mos.            Wtd Avg: 357 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                 28              1,498,535,919        76.5
241 - 360                            69                460,028,433        23.5
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 297 mos.               Max: 360 mos.            Wtd Avg: 355 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
20.1 - 30.0                           1                  7,850,000         0.4
40.1 - 50.0                           1                 65,000,000         3.3
50.1 - 60.0                           7                575,492,237        29.4
60.1 - 70.0                          16                592,950,890        30.3
70.1 - 75.0                          26                153,039,163         7.8
75.1 - 80.0                          45                461,732,061        23.6
80.1 >=                               1                102,500,000         5.2
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 28.4%                  Max: 80.1%                Wtd Avg: 67.0%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
20.1 - 30.0                           1                  7,850,000         0.4
40.1 - 50.0                           3                 94,459,517         4.8
50.1 - 55.0                           4                 56,054,887         2.9
55.1 - 60.0                           7                520,133,058        26.6
60.1 - 65.0                          21                178,293,180         9.1
65.1 - 70.0                          31                599,513,709        30.6
70.1 - 80.0                          29                399,760,000        20.4
80.1 >=                               1                102,500,000         5.2
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 28.4%                  Max: 80.1%               Wtd Avg: 65.2%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 1.00                               1                 27,200,000         1.4
1.01 - 1.10                          10                358,223,465        18.3
1.11 - 1.20                          37                305,706,368        15.6
1.21 - 1.30                          23                325,643,211        16.6
1.31 - 1.40                          11                500,403,462        25.5
1.41 - 1.50                           7                 91,325,476         4.7
1.51 - 1.60                           3                180,486,090         9.2
1.61 - 1.70                           1                  3,490,360         0.2
1.71 - 1.80                           1                 33,235,919         1.7
2.01 - 2.50                           2                125,000,000         6.4
3.01 >=                               1                  7,850,000         0.4
--------------------------------------------------------------------------------
TOTAL:                               97           $  1,958,564,352       100.0%
--------------------------------------------------------------------------------
  Min: 1.00x                  Max: 3.27x              Wtd Avg: 1.34x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-10

VI. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
1,000,001 - 2,000,000                 8                 12,851,414         0.8
2,000,001 - 3,000,000                11                 26,707,627         1.7
3,000,001 - 4,000,000                13                 45,280,592         2.8
4,000,001 - 5,000,000                 5                 22,492,028         1.4
5,000,001 - 6,000,000                 3                 16,625,000         1.0
6,000,001 - 7,000,000                 5                 31,632,235         2.0
7,000,001 - 8,000,000                 1                  7,710,396         0.5
8,000,001 - 9,000,000                 2                 17,500,000         1.1
10,000,001 - 15,000,000               6                 72,960,864         4.6
15,000,001 - 20,000,000               3                 59,800,000         3.8
20,000,001 - 30,000,000               5                121,227,234         7.6
30,000,001 >=                        10              1,157,735,919        72.7
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
Min: $1,145,576               Max: $380,000,000        Average: $22,118,379
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)        POOL
--------------------------------------------------------------------------------
Washington                           11                451,822,638        28.4
New York                             15                359,577,694        22.6
Florida                              12                166,197,744        10.4
California                            6                132,860,396         8.3
Virginia                              9                 79,294,531         5.0
Other                                43                402,770,305        25.1
--------------------------------------------------------------------------------
TOTAL:                               96           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)        POOL
--------------------------------------------------------------------------------
Office                               31                789,996,315        49.6
Retail                               38                346,191,782        21.7
Multifamily                           7                191,000,000        12.0
Hospitality                           5                149,199,878         9.4
Other                                 1                 58,000,000         3.6
Industrial                           11                 48,863,334         3.1
Mixed Use                             3                  9,272,000         0.6
--------------------------------------------------------------------------------
TOTAL:                               96           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
Amortizing Balloon                   24                119,252,589         7.5
Interest Only                        21              1,295,185,919        81.3
Interest Only, Then
Amortizing Balloon                   27                178,084,800        11.2
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
5.001 - 5.500                         7                390,409,797        24.5
5.501 - 6.000                        52              1,059,587,666        66.5
6.001 - 6.500                        13                142,525,845         8.9
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 5.050%                 Max: 6.500%              Wtd Avg: 5.609%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                 9                712,945,576        44.8
61 - 84                               2                125,000,000         7.8
85 - 120                             57                675,413,870        42.4
121 - 180                             4                 79,163,862         5.0
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 60 mos.                Max: 180 mos.             Wtd Avg: 90 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                 9                712,945,576        44.8
61 - 84                               2                125,000,000         7.8
85 - 120                             58                733,413,870        46.1
121 - 180                             3                 21,163,862         1.3
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 55  mos.               Max: 179 mos.             Wtd Avg: 87 mos.
--------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                 21              1,295,185,919        81.3
241 - 360                            51                297,337,389        18.7
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 300 mos.               Max: 360 mos.            Wtd Avg: 355 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                 21              1,295,185,919        81.3
241 - 360                            51                297,337,389        18.7
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 297 mos.               Max: 360 mos.            Wtd Avg: 353 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
40.1 - 50.0                           1                 65,000,000         4.1
50.1 - 60.0                           5                495,709,517        31.1
60.1 - 70.0                          14                568,950,890        35.7
70.1 - 75.0                          20                105,306,257         6.6
75.1 - 80.0                          31                255,056,644          16
80.1 >=                               1                102,500,000         6.4
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 43.3%                  Max: 80.1%           Wtd Avg: 66.3%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
40.1 - 50.0                           3                 94,459,517         5.9
50.1 - 55.0                           3                 11,272,167         0.7
55.1 - 60.0                           6                485,133,058        30.5
60.1 - 65.0                          15                119,710,274         7.5
65.1 - 70.0                          24                559,543,292        35.1
70.1 - 80.0                          20                219,905,000        13.8
80.1 >=                               1                102,500,000         6.4
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 43.3%          Max: 80.1%           Wtd Avg: 64.8%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 1.00                               1                 27,200,000         1.7
1.01 - 1.10                           8                188,940,745        11.9
1.11 - 1.20                          28                201,890,910        12.7
1.21 - 1.30                          15                262,397,557        16.5
1.31 - 1.40                           7                482,548,503        30.3
1.41 - 1.50                           6                 87,333,224         5.5
1.51 - 1.60                           3                180,486,090        11.3
1.61 - 1.70                           1                  3,490,360         0.2
1.71 - 1.80                           1                 33,235,919         2.1
2.01 - 2.50                           2                125,000,000         7.8
--------------------------------------------------------------------------------
TOTAL:                               72           $  1,592,523,308       100.0%
--------------------------------------------------------------------------------
  Min: 1.00x                  Max: 2.40x           Wtd Avg: 1.37x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-11

                          $1,799,430,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

VII.  LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
1,000,001 - 2,000,000                 1                  1,100,000         0.3
3,000,001 - 4,000,000                 5                 17,182,208         4.7
4,000,001 - 5,000,000                 6                 27,375,657         7.5
7,000,001 - 8,000,000                 1                  7,850,000         2.1
8,000,001 - 9,000,000                 3                 25,825,000         7.1
10,000,001 - 15,000,000               3                 34,400,000         9.4
15,000,001 - 20,000,000               3                 48,025,458        13.1
30,000,001 >=                         3                204,282,720        55.8
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
  Min: $1,100,000             Max: $124,500,000        Average: $14,641, 642
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)         POOL
--------------------------------------------------------------------------------
Virginia                              6                109,165,244        29.8
California                            5                 63,000,000        17.2
Illinois                              1                 44,782,720        12.2
Pennsylvania                          6                 24,420,609         6.7
New York                              2                 21,350,000         5.8
Other                                14                103,322,469        28.4
--------------------------------------------------------------------------------
TOTAL:                               34           $    366,041,043       100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                 MORTGAGED            CUT-OFF DATE        % OF
                                 PROPERTIES            BALANCE ($)        POOL
--------------------------------------------------------------------------------
Multifamily                          32                359,271,088        98.2
Manufactured
Housing Community                     2                  6,769,956         1.8
--------------------------------------------------------------------------------
TOTAL:                               34           $    366,041,043       100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
Amortizing                            5                 33,803,323         9.2
Balloon
Interest Only                         7                203,350,000        55.6
Interest Only,
Then Amortizing
Balloon                              13                128,887,720        35.2
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043      100.0%
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
5.001 - 5.500                         3                129,819,512        35.5
5.501 - 6.000                        19                157,038,811        42.9
6.001 - 6.500                         2                 20,900,000         5.7
6.501 - 7.000                         1                 13,500,000         3.7
7.001 - 7.500                         1                 44,782,720        12.2
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 5.350%                  Max: 7.250%              Wtd Avg: 5.875%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                 4                144,800,000        39.6
61 - 84                               2                 53,482,720        14.6
85 - 120                             18                152,158,323        41.6
121 - 180                             1                 15,600,000         4.3
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 60 mos.                 Max: 132 mos.            Wtd Avg: 92 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 60                                 5                189,582,720        51.8
61 - 84                               1                  8,700,000         2.4
85 - 120                             18                152,158,323        41.6
121 - 180                             1                 15,600,000         4.3
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 42 mos.                 Max: 125 mos.            Wtd Avg: 82 mos.
--------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                  7                203,350,000        55.6
241 - 360                            18                162,691,043        44.4
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 360 mos.                Max: 360 mos.            Wtd Avg: 360 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
<= 0                                  7                203,350,000        55.6
241 - 360                            18                162,691,043        44.4
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 353 mos.                Max: 360 mos.            Wtd Avg: 358 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
20.1 - 30.0                           1                  7,850,000         2.1
50.1 - 60.0                           2                 79,782,720        21.8
60.1 - 70.0                           2                 24,000,000         6.6
70.1 - 75.0                           6                 47,732,906          13
75.1 - 80.0                          14                206,675,417        56.5
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 28.4%                   Max: 80.0%               Wtd Avg: 70.1%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
20.1 - 30.0                           1                  7,850,000         2.1
50.1 - 55.0                           1                 44,782,720        12.2
55.1 - 60.0                           1                 35,000,000         9.6
60.1 - 65.0                           6                 58,582,906        16.0
65.1 - 70.0                           7                 39,970,417        10.9
70.1 - 80.0                           9                179,855,000        49.1
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 28.4%                   Max: 78.8%               Wtd Avg: 67.0%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
--------------------------------------------------------------------------------
                                   NO. OF                AGGREGATE
                                  MORTGAGE            CUT-OFF DATE        % OF
                                   LOANS               BALANCE ($)        POOL
--------------------------------------------------------------------------------
1.01 - 1.10                           2                169,282,720        46.2
1.11 - 1.20                           9                103,815,458        28.4
1.21 - 1.30                           8                 63,245,653        17.3
1.31 - 1.40                           4                 17,854,959         4.9
1.41 - 1.50                           1                  3,992,252         1.1
3.01 >=                               1                  7,850,000         2.1
--------------------------------------------------------------------------------
TOTAL:                               25           $    366,041,043       100.0%
--------------------------------------------------------------------------------
 Min: 1.03x                   Max: 3.27x               Wtd Avg: 1.18x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-12

                          $1,799,430,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-07           JUL-08           JUL-09           JUL-10           JUL-11           JUL-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          66.01%           65.98%           47.21%           47.18%           48.22%           67.31%
Yield Maintenance Total             33.99%           34.02%           52.79%           52.82%           46.39%           25.72%
Open                                 0.00%            0.00%            0.00%            0.00%            5.39%            6.98%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,958,564,352   $1,955,987,238   $1,952,901,932   $1,949,116,143   $1,901,492,279   $1,039,670,705
% Initial Pool Balance             100.00%           99.87%           99.71%           99.52%           97.09%           53.08%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-13           JUL-14           JUL-15           JUL-16           JUL-17           JUL-18
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          70.14%           66.96%           67.39%           70.15%           17.03%          100.00%
Yield Maintenance Total             27.25%           29.43%           26.29%           27.27%           41.87%            0.00%
Open                                 2.61%            3.61%            6.32%            2.58%           41.11%            0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $973,900,582     $894,714,286     $866,763,114     $827,092,399      $31,829,300       $5,288,038
% Initial Pool Balance              49.73%           45.68%           44.26%           42.23%            1.63%            0.27%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-19           JUL-20           JUL-21           JUL-22
---------------------------------------------------------------------------------------------

Locked Out                         100.00%          100.00%          100.00%            0.00%
Yield Maintenance Total              0.00%            0.00%            0.00%            0.00%
Open                                 0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%            0.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding       $5,148,250       $5,000,349       $4,842,040             $  0
% Initial Pool Balance               0.26%            0.26%            0.25%            0.00%
---------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-13

                          $1,799,430,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-07           JUL-08           JUL-09           JUL-10           JUL-11           JUL-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          64.71%           64.67%           43.86%           43.82%           43.78%           70.11%
Yield Maintenance Total             35.29%           35.33%           56.15%           56.18%           49.74%           22.75%
Open                                 0.00%            0.00%            0.00%            0.00%            6.47%            7.15%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,592,523,308   $1,590,920,307   $1,589,081,570   $1,586,900,059   $1,583,836,632     $868,068,347
% Initial Pool Balance             100.00%           99.90%           99.78%           99.65%           99.45%           54.51%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-13           JUL-14           JUL-15           JUL-16           JUL-17           JUL-18
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          73.77%           70.58%           71.24%           74.88%           29.29%          100.00%
Yield Maintenance Total             24.38%           26.46%           22.50%           23.51%            0.00%            0.00%
Open                                 1.85%            2.97%            6.26%            1.62%           70.71%            0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $803,979,235     $734,642,334     $708,434,914     $670,596,479      $18,502,890       $5,288,038
% Initial Pool Balance              50.48%           46.13%           44.49%           42.11%            1.16%            0.33%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-19           JUL-20           JUL-21           JUL-22
---------------------------------------------------------------------------------------------

Locked Out                         100.00%          100.00%          100.00%            0.00%
Yield Maintenance Total              0.00%            0.00%            0.00%            0.00%
Open                                 0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%            0.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding       $5,148,250       $5,000,349       $4,842,040             $  0
% Initial Pool Balance               0.32%            0.31%            0.30%            0.00%
---------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-14

                          $1,799,430,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ12

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-07           JUL-08           JUL-09           JUL-10           JUL-11           JUL-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          71.65%           71.69%           61.83%           61.90%           70.32%           53.17%
Yield Maintenance Total             28.36%           28.30%           38.17%           38.10%           29.68%           40.71%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%            6.12%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $366,041,043     $365,066,931     $363,820,362     $362,216,085     $317,655,648     $171,602,359
% Initial Pool Balance             100.00%           99.73%           99.39%           98.96%           86.78%           46.88%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-13           JUL-14           JUL-15           JUL-16           JUL-17           JUL-18
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          52.97%           50.36%           50.13%           49.87%            0.00%            0.00%
Yield Maintenance Total             40.85%           43.08%           43.24%           43.42%          100.00%            0.00%
Open                                 6.18%            6.56%            6.63%            6.71%            0.00%            0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $169,921,347     $160,071,951     $158,328,200     $156,495,920     $13,326,409             $   0
% Initial Pool Balance              46.42%           43.73%           43.25%           42.75%            3.64%            0.00%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JUL-19           JUL-20           JUL-21           JUL-22
---------------------------------------------------------------------------------------------

Locked Out                           0.00%            0.00%            0.00%            0.00%
Yield Maintenance Total              0.00%            0.00%            0.00%            0.00%
Open                                 0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------
TOTALS                               0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding             $   0            $   0            $   0            $   0
% Initial Pool Balance               0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

                          [3 PHOTOS OF COLUMBIA CENTER]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

                            [MAP OF COLUMBIA CENTER]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE(1):               $380,000,000

CUT-OFF DATE BALANCE(1):           $380,000,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                June 8, 2007

INTEREST RATE:                     5.620%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     May 8, 2012

EXPECTED MATURITY                  $380,000,000

BALANCE(1):

SPONSORS:                          Beacon Capital Partners, LLC / Beacon
                                   Capital Strategic Partner IV

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Prepayment is permitted at the greater of 1%
                                   and yield maintenance. Defeasance is
                                   permitted at the earlier of April 10, 2010
                                   and 2 years after the REMIC "start-up" day.
                                   Prepayable without a premium on and after
                                   November 8, 2011.

LOAN PER SF(1):                    $249.75

UP-FRONT RESERVES:                 Debt Service Shortfall:  $3,500,000

                                   Future Rollover          $10,000,000

                                   Funds(2):

                                   Contractual Rollover     $7,610,836

                                   Funds(3):

ONGOING RESERVES:                  None

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Seattle, WA

YEAR BUILT/RENOVATED:              1985 / 2004-2006

PERCENT LEASED(4):                 89.3%

SQUARE FOOTAGE:                    1,521,506

THE COLLATERAL:                    76-story Class A office tower

OWNERSHIP INTEREST:                Fee / Leasehold

PROPERTY MANAGEMENT:               BCSP IV Property Management LLC

3RD MOST RECENT NOI (AS OF):       $21,247,291 (2004)

2ND MOST RECENT NOI (AS OF):       $18,636,728 (2005)

MOST RECENT NOI (AS OF):           $20,511,796 (YTD 10/06 Annualized)

U/W NET OP. INCOME:                $31,810,369

U/W NET CASH FLOW:                 $28,525,105

U/W OCCUPANCY:                     89.3%

APPRAISED VALUE:                   $648,000,000

CUT-OFF DATE LTV(1):               58.6%

MATURITY DATE LTV(1):              58.6%

DSCR(1):                           1.32x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The subject $380,000,000 loan represents the $380,000,000 senior portion of a $480,000,000 mortgage loan. All LTV, DSCR and Loan per unit numbers in this table are based on the $380,000,000 senior financing.

(2)   Represents funds for future tenant concessions and leasing costs.

(3)   Represents funds for tenant concessions and leasing costs that the
      Columbia Center Borrower is contractually obligated to fund pursuant to current leasing activity at the Columbia Center Property.

(4)   Percent Leased is based on the rent roll dated April 1, 2007.

THE COLUMBIA CENTER LOAN

      THE LOAN. The largest loan (the "Columbia Center Loan"), in the total amount of $380,000,000, as evidenced by a Promissory Note A-1 in the amount of
$300,000,000 and by a Promissory Note A-2 in the amount of $80,000,000
(collectively, the "Columbia Center Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Columbia
Center Mortgage") encumbering the 1,521,506 square foot office building known as
Columbia Center, located in Seattle, WA (the "Columbia Center Property"). The
Columbia Center Loan was originated on April 10, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Columbia Center Property LLC, a Delaware limited liability company (the "Columbia Center Borrower") that owns no material asset other than a fee interest in the Columbia Center Property, and related interests. The Columbia Center Borrower is a wholly-owned subsidiary of Beacon
Capital Partners, LLC and its affiliate Beacon Capital Strategic Partners IV, together the sponsors of the Columbia Center Loan. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment,

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-18

Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

      THE PROPERTY. The Columbia Center Property consists of Columbia Center
Tower, a 76-story, Class A office tower located in downtown Seattle, WA. The
Columbia Center Property was originally constructed in 1985 and renovated between 2004 and 2006. The Columbia Center Property also consists of Columbia
House, a 4-story office building adjacent and connected to Columbia Center
Tower, which was built in 1909 and last renovated in 2001. The Columbia Center
Property totals 1,521,506 square feet and, based on the underwritten rent roll dated April 1, 2007, is 89.3% leased.

The following table presents certain information relating to the historical leasing and historical total rents of the Columbia Center Property :

------------------------------------------------------------------------------------------------------------------------
                                  2000      2001      2002      2003       2004        2005        2006       RENT ROLL
------------------------------------------------------------------------------------------------------------------------

Average Gross Rent (1)              --        --        --        --      $24.32      $24.01      $23.07       $26.51
Average Percentage Leased (2)     97.2%     88.8%     85.9%     79.6%      79.2%       81.9%       91.3%        89.3%
------------------------------------------------------------------------------------------------------------------------

(1)   Based on total base rent and recoveries for the Columbia Center Property as of 2004, 2005 and October 2006 annualized respectively, divided by total square footage and average percentage leased.

(2)   Based on CoStar for historical figures and on the underwritten rent roll for the Rent Roll figures.

The following tables present certain information relating to the historical Net
Operating Income results of the Columbia Center Property:

----------------------------------------------------------------------------------------------------------------------------
                                     2004            2005            2006          1Q 2006        1Q 2007           U/W
----------------------------------------------------------------------------------------------------------------------------

Net Operating Income              $21,247,291     $18,636,728     $20,359,558     $4,929,957     $5,654,683     $31,810,369
----------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Columbia Center Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                              CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/        TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
       TENANT NAME           MOODY'S/S&P)(1)     NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION(2)
-----------------------------------------------------------------------------------------------------------------------------------

Heller Ehrman                   --/--/--         117,026       8%       $ 4,343,430         13%          $37.12        08/01/18
Amazon.com                     --/Ba2/BB-        177,311      12%       $ 3,989,498         12%          $22.50        02/01/11
GSA                            AAA/Aaa/AAA       149,268      10%       $ 3,350,361         10%          $22.45       Various(2)
Bank of America                 AA/Aa1/AA        107,456       7%       $ 1,515,489          5%          $14.10        06/01/08
Seed Intellectual               --/--/--          42,009       3%       $ 1,197,257          4%          $28.50        11/01/17
King County                     --/--/--          47,831       3%       $ 1,049,165          3%          $21.93       Various(3)
Chicago Title                 BBB/ Baa3/BBB       35,250       2%       $   917,901          3%          $26.04       Various(4)
DA Davidson                     --/--/--          27,615       2%       $   868,781          3%          $31.46        04/01/13
Management Office               --/--/--          27,194       2%       $   820,074          2%          $30.16       Various(5)
Regus Equity Business           --/--/--          21,716       1%       $   659,081          2%          $30.35        04/01/11
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           752,676      49%       $18,711,035         57%          $24.86
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP           606,263      40%       $14,299,744         43%          $23.59         Various
Vacant Space                       NAP           162,567      11%       $         0          0%          $ 0.00           NAP
TOTAL/WEIGHTED AVERAGE(6)                      1,521,506     100%       $33,010,779        100%          $24.29
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For the GSA, 99,241 square feet expire on October 1, 2009, 7,531 square feet expire on June 1, 2010, 9,380 square feet expire on January 1, 2011, and 33,116 square feet expire on April 1, 2015.

(3)   For King County, 38,828 square feet expire on December 1, 2007 and 9,003 square feet expire on January 1, 2008.

(4)   For Chicago Title, 33,400 square feet expire on February 1, 2009 and 1,850 square feet expire on May 1, 2009.

(5)   For the Management Office, 26,454 square feet expire on March 1, 2009 and
      740 square feet expire on December 1, 2035.

(6)   Total/Weighted Average rent per SF excludes vacant space.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-19

The following table presents certain information relating to the lease rollover at the Columbia Center Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                              # OF       AVERAGE BASE     % OF TOTAL                        % OF TOTAL BASE      CUMULATIVE % OF
                             LEASES      RENT PER SF      SQUARE FEET     CUMULATIVE %      RENTAL REVENUES     TOTAL BASE RENTAL
         YEAR                ROLLING       ROLLING          ROLLING       OF SF ROLLING         ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------

        Vacant                 38           $ 0.00            11%              11%                 0%                   0%
          MTM                   4           $28.99             0%              11%                 1%                   1%
         2007                  10           $23.21             3%              14%                 3%                   4%
         2008                  30           $17.13            11%              25%                 9%                  13%
         2009                  30           $24.04            14%              40%                16%                  29%
         2010                  23           $26.39             6%              45%                 7%                  35%
         2011                  39           $23.78            19%              64%                21%                  56%
         2012                   9           $26.47             4%              68%                 5%                  61%
         2013                   6           $27.64             4%              72%                 5%                  66%
         2014                   8           $24.05             5%              78%                 6%                  72%
         2015                  10           $21.96             6%              84%                 6%                  78%
         2016                   5           $26.28             3%              86%                 3%                  82%
     2017 & Beyond             35           $29.48            14%             100%                18%                 100%
----------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. At closing, the Columbia Center Borrower deposited into an escrow account $3,500,000 as a Debt Service Shortfall Reserve. This amount will be recalculated quarterly to represent the amount of additional Net
Operating Income that would be necessary to achieve a 1.05x DSCR on Net
Operating Income (based on the entire $480,000,000 mortgage financing), and will be released if DSCR exceeds 1.05x. Also at closing, the Columbia Center Borrower deposited $10,000,000 to fund future anticipated tenant concessions and leasing costs, and $7,610,836 to fund tenant concessions and leasing costs that the
Columbia Center Borrower is contractually obligated to fund pursuant to current leasing activity.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Columbia Center Loan.

      PROPERTY MANAGEMENT. The Columbia Center Property is managed by BCSP IV
Property Management LLC, an affiliate of the Columbia Center Borrower. The management agreement is subordinate to the Columbia Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. So long as no event of default is continuing, the Columbia Center Borrower may incur mezzanine debt provided that certain criteria are met, including the following: (i) total LTV is no greater than 75.0%, (ii) DSCR on Net Operating Income is no less than at closing and (iii) rating agency "no downgrade" confirmation has been received.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Columbia
Center Loan is senior to a Promissory Note B-1 in the amount of $80,000,000 and senior to a Promissory Note B-2 in the amount of $20,000,000, which will be held outside of trust. Both subordinate notes have coupons of 5.620% and are coterminous with the Columbia Center Loan. The aggregate mortgage loan is
$480,000,000 with an aggregate LTV of 74.1% and an aggregate DSCR of 1.04x.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Columbia Center Borrower is required to insure the Columbia Center Property against risk of loss on account of acts of terrorism. However, the Columbia Center Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to 150% of the result of (i) the annual premium for the all risk insurance minus (ii) the portion of such annual premium attributable to earthquake, flood and terrorism coverages.

      Certain additional information regarding the Columbia Center Loan and the
Columbia Center Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-21

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - PARKOFF PORTFOLIO
--------------------------------------------------------------------------------

                         [5 PHOTOS OF PARKOFF PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - PARKOFF PORTFOLIO
--------------------------------------------------------------------------------

                           [MAP OF PARKOFF PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-23

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - PARKOFF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE(1):               $170,000,000

CUT-OFF DATE BALANCE(1):           $170,000,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Refinance

FIRST PAYMENT DATE:                May 1, 2007

INTEREST RATE:                     5.050%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     April 1, 2017

EXPECTED MATURITY BALANCE(1):      $170,000,000

SPONSOR:                           A. Richard Parkoff

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of March 30,
                                   2012 and two years after the REMIC
                                   "start-up" day, with U.S. Treasury
                                   defeasance thereafter. Prepayable without a
                                   premium from and after January 1, 2017.

LOAN PER UNIT(1):                  $544,871.79

UP-FRONT RESERVES:                 RE Tax:                  $932,987
                                   RE Tax Letter of         $1,200,000
                                   Credit:
                                   Collateral Letter of     $5,000,000
                                   Credit:
                                   Environmental:           $150,000

ONGOING RESERVES:                  RE Tax:                  $233,247/month
                                   Insurance:               Springing
                                   Cap Ex:                  Springing

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 6 assets

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 High Rise

LOCATION:                          New York, New York

YEAR BUILT/RENOVATED:              See table below

PERCENT LEASED(2):                 See table below

UNITS:                             See table below

THE COLLATERAL:                    6 apartment complexes

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               EKB Realty

3RD MOST RECENT NOI (AS OF):       See table below

2ND MOST RECENT NOI (AS OF):       See table below

MOST RECENT NOI:                   See table below

U/W NET OP. INCOME(3):             $13,785,069

U/W NET CASH FLOW(3):              $13,707,069

U/W OCCUPANCY(3):                  96.7%

APPRAISED VALUE:                   See table below

CUT-OFF DATE LTV(1):               67.2%

MATURITY DATE LTV(1):              67.2%

DSCR(1):                           1.57x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   The subject $170,000,000 loan represents the $170,000,000 senior portion of a $200,000,000 mortgage loan. All LTV, DSCR and Loan per unit numbers in this table are based on the $170,000,000 senior financing.

(2)   Percent Leased is based on rent rolls dated March 1, 2007.

(3)   The underwritten cash flow represents stabilized operations per assumptions described below.

THE PARKOFF PORTFOLIO LOAN

      THE LOAN. The second largest loan (the "Parkoff Portfolio Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the
"Parkoff Portfolio Note") is secured by six first priority fee Consolidated,
Amended and Restated Mortgage and Security Agreements (collectively, the
"Parkoff Portfolio Mortgage") encumbering (i) the 53 unit apartment complex located at 25 East 67th Street, New York, New York ("Property 1"), (ii) the 32
unit apartment complex located at 30 East 68th Street, New York, New York
("Property 2"), (iii) the 102 unit apartment complex located at 30 East End
Avenue, New York, New York ("Property 3"), (iv) the 60 unit apartment complex located at 345 East 64th Street, New York, New York ("Property 4"), (v) the 38
unit apartment complex located at 192 East 75th Street, New York, New York
("Property 5") and (vi) the 27 unit apartment complex located at 3 East 66th
Street, New York, New York ("Property 6", collectively, and together with the
Property 1, Property 2, Property 3, Property 4 and Property 5, the "Parkoff
Portfolio Property"). The Parkoff Portfolio Loan was originated on March 30,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-24

      THE BORROWER. The borrowers are EDR Assets LLC, Prominent Assets LLC,
Williamsburg Assets LLC, Parkview Assets LLC, Plum Assets LLC and R & A Assets
LLC, each a New York limited liability company (collectively, "Parkoff Portfolio
Borrower") that owns no material asset other than the related Parkoff Portfolio
Property and related interests. Each Parkoff Portfolio Borrower is 99.5% owned by New Park Properties LLC and Uptown Purchase LLC, and 0.5% owned by a respective managing member. Each managing member is 75% owned by New Park
Properties LLC and 25% owned by Uptown Purchase LLC.

      THE PROPERTY. The Parkoff Portfolio Property consists of six properties located in the Upper East Side neighborhood of New York, New York.

      Property 1 is located at 25 East 67th Street and consists of a 15-story elevatored apartment building containing 53 residential apartments and 2,133 square feet of ground level retail space (in addition to 2,400 square feet of second floor retail space and 1,787 square feet of basement retail space) within three stores.

      Property 2 is located at 30 East 68th Street and consists of a 12-story elevatored apartment building containing 32 residential apartments and 2,706 square feet of ground level retail space (in addition to 3,040 square feet of basement retail space) within three stores.

      Property 3 is located at 30 East End Avenue and consists of a 6-story elevatored apartment building containing 102 residential apartments, 4,014 square feet of professional office space at grade within four units and a leased parking garage containing spaces for 60 cars.

      Property 4 is located at 345 East 64th Street and consists of a 12-story elevatored apartment building containing 60 residential apartments and 2,080 square feet of retail space at grade (in addition to 3,200 square feet of basement retail space) within one store.

      Property 5 is located at 192 East 75th Street and consists of a 10-story plus penthouse elevatored apartment building containing 38 residential apartments and 3,495 square feet of professional office space at grade within one unit.

      Property 6 is located at 3 East 66th Street and consists of a 9-story elevatored apartment building containing 27 residential apartments.

----------------------------------------------------------------------------------------------------------------------------
                                                                                     3RD MOST
                                                                PERCENT             RECENT NOI
                                                                 LEASED            (AS OF 2004     2ND MOST     MOST RECENT
                        APPRAISAL    OWNERSHIP   YEAR BUILT/     (AS OF              8-MONTH      RECENT NOI        NOI
     PROPERTY             VALUE      INTEREST     RENOVATED     03/2007)   UNITS   ANNUALIZED)   (AS OF 2005)   (AS OF 2006)
----------------------------------------------------------------------------------------------------------------------------

25 East 67th Street    $75,000,000      Fee       1926 / 1986    100.0%      53     $1,901,409    $2,033,958     $2,113,192
30 East 68th Street    $69,200,000      Fee       1925 / 1984     96.8%      32     $  339,121    $  745,618     $1,722,859
30 East End Avenue     $43,600,000      Fee       1950 / NAP     100.0%     102     $1,358,998    $1,653,836     $1,718,634
345 East 64th Street   $26,900,000      Fee       1996 / NAP     100.0%      60     $1,250,342    $1,274,063     $1,380,059
192 East 75th Street   $23,200,000      Fee       1927 / NAP     100.0%      38     $  859,961    $  798,111     $  960,466
3 East 66th Street     $15,100,000      Fee       1934 / NAP     100.0%      27     $  564,950    $  570,704     $  604,163
----------------------------------------------------------------------------------------------------------------------------

25 East 67th Street:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

Studio                            16                 100%           360           $1,816            $5.04
1-Bedroom                         30                 100%           632           $2,760            $4.37
2-Bedroom                          7                 100%           977           $2,278            $2.33
---------------------------------------------------------------------------------------------------------------
TOTAL                             53                 100%           595           $2,411            $4.05
---------------------------------------------------------------------------------------------------------------

30 East 68th Street:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

Studio                             1                 100%            351          $2,750            $7.83
1-Bedroom                         19                 100%            765          $2,565            $3.35
2-Bedroom                         11                90.9%           1078          $4,748            $4.40
5-Bedroom                          1                 100%          2,564          $2,946            $1.15
---------------------------------------------------------------------------------------------------------------
TOTAL                             32                96.8%            916          $3,287            $3.59
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-25

30 East End Avenue:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

Studio                             24                100%            606          $1,751            $2.89
1-Bedroom                          60                100%            876          $2,053            $2.34
2-Bedroom                          18                100%           1127          $2,866            $2.54
---------------------------------------------------------------------------------------------------------------
TOTAL                             102                100%            857          $2,125            $2.48
---------------------------------------------------------------------------------------------------------------

345 East 64th Street:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

Studio                             22               100%             561          $2,157            $3.84
1-Bedroom                          33               100%             675          $2,691            $3.99
2-Bedroom                           5               100%             980          $4,066            $4.15
---------------------------------------------------------------------------------------------------------------
TOTAL                              60               100%             659          $2,610            $3.96
---------------------------------------------------------------------------------------------------------------

192 East 75th Street:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

1-Bedroom                          22                100%            653           2,694            $4.13
2-Bedroom                          16                100%            895           2,751            $3.07
---------------------------------------------------------------------------------------------------------------
TOTAL                              38                100%            755           2,718            $3.60
---------------------------------------------------------------------------------------------------------------

3 East 66th Street:

---------------------------------------------------------------------------------------------------------------
                                               PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
    UNIT TYPE                NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------------

Studio                              8               100%             522          $1,715            $3.29
1-Bedroom                          18               100%             788          $3,088            $3.92
2-Bedroom                           1               100%            1838          $6,400            $3.48
---------------------------------------------------------------------------------------------------------------
TOTAL                              27               100%             748          $2,804            $3.75
---------------------------------------------------------------------------------------------------------------

      In the aggregate, the Parkoff Portfolio Property consists of 225 free-market units, eight rent-controlled units, 79 rent-stabilized units, five office units, and seven retail units. The six assets comprising the Parkoff
Portfolio Property are 99.7% occupied on a combined basis as of March 1, 2007.

      The Borrower purchased the six assets in mid-2004 for a cost of $154MM. An additional $4.25MM has been invested into the properties. During the past two years, the Parkoff Portfolio Borrower has renovated 23 units, leased 28 previously vacant units and converted seven rent stabilized units, resulting in a $1.73MM increase in income.

      Commercial rents at the Parkoff Portfolio Property are approximately 48%
below market rates. The seven retail spaces, which include both grade-level and basement space, comprise 17,668 square feet across the portfolio. The spaces range in size from 533 square feet to 5,280 square feet. Underwritten rental income of $5,648,047 (Year 2011 projection) is attributed to the retail space.

      The five office spaces, which are located in Properties 3 and 5, comprise
7,509 square feet. Underwritten rental income of $521,983 (Year 2011 Projection)
is attributed to this space.

      UNDERWRITING ASSUMPTIONS. The underwritten net operating income and cash flow represent stabilized operations as of Year 5 of the loan term, pursuant to the below assumptions. The actual underwritten DSCR based on rents in place and the appraiser's estimate of expenses is 0.97x.

      - 12.5%-22.2% annual conversion rate to free-market units

      - 4.4% annual blended rental growth rate for rent-stabilized and rent-controlled units

      - 1% annual market rental growth rate for newly converted residential units

      - 6% annual rental growth rate for free-market residential units

      - 3.5% annual rental growth rate after any contractual rent increases for office units

      - 6% annual rental growth rate after any contractual rent increases for retail units

      - 2% annual growth rate for other income

      - 7% annual growth rate for real estate recovery

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-26

      - 3% vacancy rate

      - 3% annual growth rate on operating expenses

      ESCROWS AND RESERVES. On the closing date, the Parkoff Portfolio Borrower deposited with the lender $932,987 in cash as well as a $1,200,000 letter of credit for real estate taxes. The letter of credit may be reduced to $800,000 after the conclusion of the 2007 tax year, to $400,000 after the conclusion of the 2008 tax year and released after the conclusion of the 2009 tax year.

      On the closing date, the Parkoff Portfolio Borrower deposited with the lender $150,000 for an environmental reserve fund associated with remediation of an underground storage tank located at the 6 East 66th Street Property. In addition, the Parkoff Portfolio Borrower has an environmental insurance policy through American Specialty Lines Insurance Company with a $5,000,000 per loss limit up to $10,000,000 total loss limit. The policy covers 65 properties owned by the Parkoff Portfolio Borrower and the Lender is not listed as an additional insured. The policy expires September 26, 2009.

      On the closing date, the Parkoff Portfolio Borrower also deposited with the lender a $5,000,000 letter of credit as additional security for the Parkoff
Portfolio Loan. In the absence of any event of default, the letter of credit will be released if lender determines that the DSCR ratio at the property is not less than 1.20x based on the net cash flow for the 12 calendar month period immediately preceding the date of calculation.

      The Parkoff Portfolio Borrower is required to deposit 1/12 of the total annual amount of real estate taxes with the lender on a monthly basis. The amount shown is the current monthly collection. Following an event of default, or if the Parkoff Portfolio Borrower fails to maintain the blanket policy or to provide proof of timely payment of insurance premiums, the Parkoff Portfolio
Borrower is required to deposit 1/12 of the insurance premiums monthly.
Following an event of default, the Parkoff Portfolio Borrower is required deposit with the lender $250 per unit monthly for each residential unit at the
Parkoff Portfolio Property as a reserve for capital expenditures.

      LOCKBOX AND CASH MANAGEMENT.  None.

      PROPERTY MANAGEMENT. The Parkoff Portfolio Property is managed by EKB
Realty. The management agreement is subordinate to Parkoff Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Parkoff
Portfolio Property is additionally encumbered by a B-Note with an original principal balance as of the Cut-off Date of $30,000,000, which is not included in the trust. The B-note has a coupon of 9.05% and is coterminous with the
Parkoff Portfolio Loan. The aggregate mortgage loan is $200,000,000 with an aggregate LTV of 79.1% and an aggregate underwritten DSCR of 1.20x.

      RELEASE OF PARCELS. The Parkoff Portfolio Borrower may obtain a release of one or more Parkoff Portfolio Properties in connection with a partial defeasance subject to the satisfaction of certain conditions, including: (i) no event of default has occurred or is continuing, (ii) deposit of U.S. obligations as defeasance collateral in the loan amount allocated to the released property,
(iii) maintenance of DSCR at or above 1.20x after the release of the property and (iv) maintenance of the aggregate LTV for all of the individual properties then remaining subject to the lien of the mortgage at or above the lesser of (a)
79.1% and (b) the LTV for all of the remaining individual properties (including the individual property to be released and taking into account the debt evidenced by the defeased note in question) immediately preceding the release of the property.

      TERRORISM INSURANCE. Generally, the Parkoff Portfolio Borrower is required to insure the Parkoff Portfolio Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Parkoff Portfolio Loan and the Parkoff Portfolio Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-27

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                  [4 PHOTOTS OF BEACON SEATTLE & DC PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-28

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                   [TWO MAPS OF BEACON SEATTLE & DC PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-29

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE(1):               $161,000,000

CUT-OFF DATE BALANCE:              $161,000,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                June 7, 2007

INTEREST RATE:                     5.797%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     May 7, 2012

EXPECTED MATURITY BALANCE:         $161,000,000

SPONSORS:                          Beacon Capital Partners, LLC / Beacon
                                   Capital Strategic Partners V, L.P.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Prepayment permitted with a premium of the
                                   greater of 1% and Yield Maintenance.
                                   Defeasance permitted 2 years after the REMIC
                                   "start-up" day. Prepayable without a
                                   premium from and after November 7, 2011.

LOAN PER SF(2):                    $308.60

UP-FRONT RESERVES:                 TI/LC(3):                $18,200,095

ONGOING RESERVES:                  RE Tax:                  Springing
                                   Insurance:               Springing
                                   TI/LC:                   Springing
                                   Cap Ex:                  Springing
                                   Other:                   Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban / Suburban

LOCATION:                          See table below

YEAR BUILT/RENOVATED:              See Table Below

PERCENT LEASED(4):                 96.9%

SQUARE FOOTAGE:                    9,848,341

THE COLLATERAL:                    Interests in 20 properties located in
                                   Seattle, WA, Bellevue, WA, Washington, DC,
                                   and Northern Virginia, as described in the
                                   Loan section below

OWNERSHIP INTEREST:                Fee / Leasehold / Pledge / Cash Flow

PROPERTY MANAGEMENT:               19 properties are managed by affiliates of
                                   the Sponsor. Washington Mutual Tower is
                                   managed by an affiliate of the Sponsor's
                                   joint venture partner

3RD MOST RECENT NOI (AS OF)(5):    $180,327,374 (2004)

2ND MOST RECENT NOI (AS OF)(5):    $189,399,017 (2005)

MOST RECENT NOI (AS OF)(5)(6):     $197,747,702 (TTM 10/31/06)

U/W NET OP. INCOME(5):             $232,287,136

U/W NET CASH FLOW(5):              $217,631,010

U/W OCCUPANCY(4):                  94.6%

APPRAISED VALUE(7):                $4,453,034,000

CUT-OFF DATE LTV(8)(9):            68.2%

MATURITY DATE LTV(8)(9):           68.2%

DSCR(8)(9):                        1.25x

POST IO DSCR(8)(9):                NAP
--------------------------------------------------------------------------------

(1)   The subject $161,000,000 loan represents a 6.0% pari passu interest in a
      $2,700,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage amount plus existing debt with regard to the Cash Flow Properties.

(2)   Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
      $100,000,000 and the Cash Flow Properties were released, the portfolio's square footage would total 7,624,482 and the Loan per SF would be $341.01.

(3)   Represents funds for tenant concessions and leasing costs that the Beacon
      Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
      Properties.

(4)   Percent Leased and U/W Occupancy numbers are based on the underwritten rent roll dated April 1, 2007, and reflect 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.

(5)   All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
      Mutual Tower. The related borrower does not have a 100% ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing debt on the Cash Flow Properties, U/W Net Operating
      Income and U/W Net Cash Flow would be $213,042,012 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating
      Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(6)   Net Operating Incomes for the year ended December 31, 2006 and for the first quarter of 2007 are set forth in the Net Operating Income table below.

(7)   Appraised Value reflects a 62.8% ownership interest in Washington Mutual
      Tower and an accordingly prorated appraised value.

(8)   All LTV and DSCR numbers reflect a 62.8% ownership interest in Washington
      Mutual Tower and existing debt with regard to the Cash Flow Properties.

(9)   Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
      $100,000,000 and the Cash Flow Properties were released, the corresponding
      LTV would be 75.7% and DSCR would be 1.12x.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-30

THE BEACON SEATTLE & DC PORTFOLIO LOAN

      THE LOAN. The third largest loan (the "Beacon Seattle & DC Portfolio
Loan") as evidenced by a promissory Note A-2 in the amount of $86,000,000 and by a promissory Note A-3 in the amount of $75,000,000, together totaling
$161,000,000 (the "Beacon Seattle & DC Portfolio Note") is secured by (i) first mortgages or deeds of trust encumbering (a) 15 office properties on a fee basis and (b) one office property known as Key Center, located in Bellevue, WA, on a leasehold basis, (ii) with respect to one office property known as Market
Square, located in Washington, DC, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner and such borrower and (c) a covenant to deposit the related borrowers'
cash flow from the property (collectively, (i) and (ii) are the "Portfolio
Properties") and (iii) a covenant to deposit the related borrowers' cash flows from three additional properties (the "Cash Flow Properties") (together with the
Portfolio Properties, the "Beacon Seattle & DC Portfolio Properties"). The Trust
will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

      The Cash Flow Properties consist of (i) Washington Mutual Tower, located in Seattle, WA, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account, (ii) Reston Town Center, located in
Reston, VA, and (iii) 1300 North Seventeenth Street, located in Arlington, VA.
With regard to Reston Town Center and 1300 North Seventeenth Street, the
respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
$339,177,299 of existing debt.

      All properties are located in the state of Washington, in Washington, DC, or in Northern Virginia. The Beacon Seattle & DC Portfolio Loan was originated on April 10, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC, Wachovia Bank, National Association and Bear Stearns Commercial Mortgage,
Inc..

      THE BORROWER. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, DC general partnership
(collectively, the "Beacon Seattle & DC Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Loan. The sponsors of the
Beacon Seattle & DC Portfolio Loan are Beacon Capital Partners, LLC and its
affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

      THE PROPERTY. The Beacon Seattle & DC Portfolio Properties consist of 20 office properties with a combined 9,848,341 square feet of space. The Beacon
Seattle & DC Portfolio Properties are 96.9% leased as of April 1, 2007.

      The following table presents certain information relating to the portfolio composition of the Beacon Seattle & DC Portfolio Loan:

------------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED LOAN  PROPERTY      OWNERSHIP
          PROPERTY                LOCATION        AMOUNT(1)       TYPE        INTEREST          YEAR BUILT / RENOVATED        SF
------------------------------------------------------------------------------------------------------------------------------------

Market Square(2)               Washington, DC    $417,186,336    Office   Pledge / CashFlow           1991 / NAP             678,348
Polk & Taylor                  Arlington, VA     $330,436,815    Office          Fee                 1970 / 2003             904,226
Wells Fargo Center             Seattle, WA       $310,721,015    Office          Fee                  1983 / NAP             944,141
Lafayette Center               Washington, DC    $280,831,860    Office          Fee           1980, 1985, 1986 / 1993       711,495
Booz Allen Complex             McLean, VA        $236,826,194    Office          Fee         1983, 2001, 1980, 1999 / NAP    731,234
Washington Mutual Tower(3)     Seattle, WA       $235,000,000    Office       Cash Flow               1988 / NAP           1,079,013
Key Center                     Bellevue, WA      $158,278,446    Office       Leasehold               2000 / NAP             473,988
Sunset North                   Bellevue, WA      $147,079,871    Office          Fee                  1999 / NAP             463,182
City Center Bellevue           Bellevue, WA      $146,015,218    Office          Fee                  1986 / NAP             465,765
Reston Town Center(4)          Reston, VA        $130,000,000    Office       Cash Flow               1988 / NAP             764,103
Plaza Center                   Bellevue, WA      $119,714,340    Office          Fee              1978 - 1983 / NAP          466,948
1616 North Fort Myer Drive     Arlington, VA     $110,408,482    Office          Fee                  1975 / NAP             294,521
American Center                Vienna, VA        $ 83,594,994    Office          Fee                  1985 / NAP             329,695
1300 North Seventeenth Street  Arlington, VA     $ 75,000,000    Office       Cash Flow               1980 / NAP             380,743
Eastgate Office Park           Bellevue, WA      $ 73,027,325    Office          Fee                  1985 / NAP             251,088
Liberty Place                  Washington, DC    $ 69,399,617    Office          Fee                  1991 / NAP             163,936
Lincoln Executive Center       Bellevue, WA      $ 67,428,037    Office          Fee               1984, 1986 / NAP          277,672
11111 Sunset Hills Road        Reston, VA        $ 59,305,127    Office          Fee                  2000 / NAP             216,469
Army and Navy Building         Washington, DC    $ 50,078,133    Office          Fee                 1913 / 1987             102,822
Plaza East                     Bellevue, WA      $ 39,668,190    Office          Fee                  1987 / NAP             148,952
------------------------------------------------------------------------------------------------------------------------------------

(1)   For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties' corresponding Allocated Loan Amounts. For the Cash Flow
      Properties, the amounts represented are the properties' release amounts, subject to the provisions set forth in the Release of Parcels section below.

(2)   Market Square is owned in fee by a joint venture in which the related borrower represents a 70% partnership interest. It is also encumbered by existing debt to the borrower, which debt has been pledged as collateral for the Beacon DC & Portfolio Loan. The Beacon Seattle & DC Portfolio Loan
      is not secured by a fee interest in the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-31

(3)   Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. It is also encumbered by existing debt to a third party. The Beacon Seattle & DC Portfolio Loan is not secured by a fee interest in the property, but by collateral as described in the Loan section. The amount represented in the Allocated
      Loan Amount column is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of $100,000,000, as described in the Release of Parcels section below.

(4)   Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing debt to third parties. The Beacon Seattle & DC
      Portfolio Loan is not secured by a fee interest in the properties. The amounts represented in the Allocated Loan Amount column are the properties' release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
      $100,000,000, as described in the Release of Parcels section below.

The following table presents certain information relating to the historical leasing of the Beacon Seattle & DC Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------
                                            PERCENTAGE LEASED INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------
          PROPERTY               2000       2001       2002       2003       2004       2005       2006     RENT ROLL(2)
------------------------------------------------------------------------------------------------------------------------

Market Square                    98.1%      99.0%      99.3%      96.5%      97.5%      92.2%      94.0%        95.4%
Polk & Taylor                   100.0%      71.5%      81.0%      60.8%      79.7%      99.6%      99.9%       100.0%
Wells Fargo Center               97.4%      97.0%      98.4%      90.6%      83.3%      91.0%      94.7%        92.8%
Lafayette Center                 98.8%      98.0%      92.9%      92.9%      92.3%      98.4%      95.0%        91.3%
Booz Allen Complex              100.0%      99.4%      99.7%      99.9%     100.0%     100.0%     100.0%        99.5%
Washington Mutual Tower          99.6%      99.6%      99.4%      98.7%      98.6%      98.1%      98.4%        96.9%
Key Center                       96.9%      98.8%      96.5%      99.2%      96.9%      99.5%      98.5%        97.9%
Sunset North                     99.9%     100.0%     100.0%      98.1%      88.0%      98.0%     100.0%       100.0%
City Center Bellevue             95.5%      81.9%      75.7%      89.5%      94.5%      96.6%      95.9%        95.6%
Reston Town Center              100.0%      99.4%      92.2%      93.5%      99.2%      99.7%      97.0%        98.3%
Plaza Center                     95.9%      87.9%      86.7%      81.7%      84.8%      87.6%      90.2%        95.8%
1616 North Fort Myer Drive      100.0%     100.0%     100.0%      79.6%      93.1%      98.0%     100.0%        97.8%
American Center                  96.4%      87.1%      67.5%      67.2%      73.8%      76.0%      92.9%        94.8%
1300 North Seventeenth Street   100.0%      98.5%      94.8%      82.6%      93.5%     100.0%      99.5%        99.4%
Eastgate Office Park             99.0%      97.6%      95.4%      76.5%      90.6%      92.6%      96.1%       100.0%
Liberty Place                   100.0%     100.0%     100.0%     100.0%      95.9%      95.9%     100.0%        99.4%
Lincoln Executive Center         95.7%      88.0%      86.9%      83.9%      86.1%      89.0%      90.6%        96.8%
11111 Sunset Hills Road         100.0%     100.0%     100.0%      84.9%      79.9%      88.1%     100.0%       100.0%
Army and Navy Building           93.4%      85.3%      92.4%      92.6%      92.6%      94.3%      91.5%       100.0%
Plaza East                       97.6%      79.2%      54.2%      71.2%      70.4%      89.0%      98.6%        91.5%
------------------------------------------------------------------------------------------------------------------------

(1)   Based on CoStar.

(2)   Based on the underwritten rent roll dated April 1, 2007.

The following table presents certain information relating to the historical total rents of the Beacon Seattle & DC Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------
                                            TOTAL GROSS RENT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------
          PROPERTY               2000       2001       2002       2003       2004       2005       2006     RENT ROLL(2)
------------------------------------------------------------------------------------------------------------------------

Market Square                   $43.80     $41.43     $45.74     $47.52     $53.01     $51.09     $53.20       $54.36
Polk & Taylor                      NAP        NAP        NAP     $30.78     $30.78     $30.78     $30.00       $30.04
Wells Fargo Center              $41.34     $40.40     $30.83     $32.75     $30.23     $27.07     $25.47       $26.31
Lafayette Center                $33.09     $38.42     $38.16     $37.49     $37.59     $34.53     $39.91       $42.67
Booz Allen Complex                 NAP     $24.48     $21.68     $19.84     $42.50     $42.50        NAP       $32.79
Washington Mutual Tower         $40.53     $41.98     $34.68     $32.56     $31.94     $28.32     $28.73       $31.53
Key Center                      $24.67     $26.26     $29.55     $25.45     $26.69     $29.50     $30.19       $30.28
Sunset North                    $32.25     $26.80     $23.96     $22.99     $22.26     $24.38     $24.60       $26.36
City Center Bellevue            $38.06     $34.70     $24.33     $22.88     $24.59     $27.29     $29.36       $24.15
Reston Town Center              $28.81     $38.14     $30.71     $27.15     $29.79     $36.69     $41.28       $39.49
Plaza Center                    $32.45     $32.04     $23.91     $22.08     $23.62     $21.58     $25.76       $22.49
1616 North Fort Myer Drive         NAP        NAP     $27.75     $28.33     $28.83     $34.03     $36.00       $30.48
American Center                 $32.54     $33.06     $26.11     $24.77     $24.29     $27.66     $32.66       $28.81
1300 North Seventeenth Street   $27.04     $27.60     $26.74     $29.10     $31.19     $32.00     $29.08       $33.33
Eastgate Office Park            $29.09     $27.11     $22.52     $21.90     $22.72     $21.50     $23.96       $21.55
Liberty Place                   $44.33     $45.00        NAP        NAP     $49.00     $47.75     $49.31       $54.27
Lincoln Executive Center        $30.25     $28.66     $20.62     $19.60     $21.42     $22.64     $25.17       $22.27
11111 Sunset Hills Road         $27.91        NAP     $23.00     $23.00     $23.00     $26.38     $30.70       $26.73
Army and Navy Building          $39.76     $36.92     $39.52     $44.00     $44.73     $45.82     $50.47       $49.66
Plaza East                      $32.02     $29.97     $19.55     $21.37     $21.37     $22.78     $22.98       $22.17
------------------------------------------------------------------------------------------------------------------------

(1)   Based on CoStar.

(2)   Based on the underwritten rent roll dated April 1, 2007.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-32

The following table presents certain information relating to the major tenants of the Beacon Seattle & DC Portfolio Loan:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                                CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME            MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton               --/--/--          714,237        7%     $ 21,376,474          8%          $29.93      Various(2)
GSA - Department of Defense      AAA/Aaa/AAA        554,294        6%     $ 17,854,320          6%          $32.21      Various(3)
Polk GSA                         AAA/Aaa/AAA        354,909        4%     $  8,956,668          3%          $25.24      Various(4)
Perkins Coie                      --/--/--          285,716        3%     $  8,868,398          3%          $31.04      Various(5)
Expedia                         --/Baa3/BBB-        265,713        3%     $  3,970,211          1%          $14.94       09/30/09
Wells Fargo Bank NA              AA/Aa1/AA+         214,662        2%     $  5,861,101          2%          $27.30      Various(6)
Washington Mutual Bank             A/A2/A-          191,758        2%     $  6,568,730          2%          $34.26      Various(7)
Davis Wright Tremaine             --/--/--          169,533        2%     $  4,407,858          2%          $26.00       12/31/18
XO Communications                 --/--/--          167,495        2%     $  4,304,628          2%          $25.70       11/30/07
Commodity Future                  --/--/--          161,785        2%     $  7,018,452          3%          $43.38       09/30/15
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            3,080,102       31%     $ 89,186,840         32%          $28.96
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        NAP          6,458,372       66%     $190,938,436         68%          $29.56       Various
Vacant Space                         NAP            309,867        3%     $          0          0%          $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(8)                         9,848,341      100%     $280,125,276        100%          $29.37
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Booz Allen Hamilton, 408,591 square feet expire on December 31, 2010,
      180,000 square feet expire on January 31, 2012, and 125,646 square feet expire on June 30, 2014.

(3)   For the GSA - Department of Defense, 4,977 square feet expire on July 31,
      2007, 524,867 square feet expire on April 30, 2008, and 24,450 square feet expire on November 30, 2009.

(4)   For the Polk GSA, 41,410 square feet expire on May 31, 2009, 60,380 square feet expire on February 28, 2010, 46,163 square feet expire on August 31,
      2010, 76,332 square feet expire on March 31, 2014 and 130,624 square feet expire on March 31, 2015.

(5)   For Perkins Coie, 10,546 square feet expire on July 31, 2011, 272,046 square feet expire on December 31, 1011 and 3,124 square feet expire on
      December 31, 2035.

(6)   For Wells Fargo Bank NA, 59,544 square feet expire on February 29, 2008,
      128,421 square feet expire on September 30, 2008, 2,515 square feet expire on November 30, 2008, 1,913 square feet expire on November 30, 2009, 7,018 square feet expire on November 30, 2010, 15,075 square feet expire on
      March 31, 2011 and 176 square feet expire on December 31, 2035.

(7)   For Washington Mutual Bank, 3,569 square feet expire on May 31, 2008,
      7,086 square feet expire on February 28, 2010 and 181,103 square feet expire on December 31, 2010.

(8)   Total/Weighted Average rent per SF excludes vacant space.

The following table presents certain information relating to the lease rollover of the Beacon Seattle & DC Portfolio Loan:

---------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                                AVERAGE BASE    % OF TOTAL                     % OF TOTAL BASE     CUMULATIVE % OF
                 # OF LEASES    RENT PER SF     SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
     YEAR          ROLLING        ROLLING         ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------

    Vacant           112           $ 0.00            3%              3%               0%                  0%
     2007            115           $27.23            7%             10%               6%                  6%
     2008            152           $30.81           14%             24%              16%                 22%
     2009            163           $25.73           13%             37%              11%                 33%
     2010            187           $26.94           17%             54%              17%                 50%
     2011            132           $31.58           10%             65%              12%                 61%
     2012             75           $29.11            7%             72%               7%                 69%
     2013             74           $27.36            7%             79%               7%                 76%
     2014             64           $30.59            7%             86%               8%                 83%
     2015             57           $33.90            8%             94%              10%                 93%
     2016             30           $41.76            4%             98%               5%                 98%
2017 & Beyond         48           $23.09            2%            100%               2%                100%
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-33

The following tables present certain information relating to the historical Net
Operating Income results of the Beacon Seattle & DC Portfolio Properties:

---------------------------------------------------------------------------------------------------------
                                          NET OPERATING INCOME

            PROPERTY                  2001           2002           2003          2004           2005
---------------------------------------------------------------------------------------------------------

Market Square(1)                   $22,391,620    $24,703,280    $23,708,640   $23,025,123    $20,808,432
Washington Mutual Tower(2)         $15,653,359    $15,708,846    $16,537,073   $16,488,332    $16,274,293
Reston Town Center(3)              $18,269,923    $19,016,596    $16,708,954   $19,786,226    $20,712,822
1300 North Seventeenth Street(4)   $ 7,544,643    $ 7,042,444    $ 6,893,756   $ 6,638,448    $ 8,580,337
---------------------------------------------------------------------------------------------------------

(1)   Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
      of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(2)   Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
      62.8% pro-rata portion) on approximately $79,250,000 of existing debt
      ($49,769,000 based on a 62.8% pro-rata portion).

(3)   Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)   Represents the Net Operating Income of the 1300 North Seventeenth Street
      property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

-------------------------------------------------------------------------------------------------------------------------------
                                                      NET OPERATING INCOME

            PROPERTY                1Q 2006         1Q 2007       TTM 10/06          2006          TTM 03/07           U/W
-------------------------------------------------------------------------------------------------------------------------------

Market Square(1)                  $ 4,862,203     $ 6,140,006    $ 19,364,825    $ 18,729,016     $ 20,006,818     $ 26,180,226
Polk & Taylor                     $ 5,232,204     $ 5,448,565    $ 20,383,775    $ 20,794,628     $ 21,010,989     $ 23,524,092
Wells Fargo Center                $ 4,226,437     $ 3,823,528    $ 15,474,857    $ 14,736,945     $ 14,334,036     $ 19,770,003
Lafayette Center                  $ 4,266,839     $ 4,040,525    $ 16,104,255    $ 15,594,015     $ 15,367,700     $ 18,268,793
Booz Allen Complex                $ 3,946,806     $ 3,929,315    $ 15,405,541    $ 15,448,290     $ 15,430,798     $ 16,623,006
Washington Mutual Tower(2)        $ 4,327,781     $ 3,196,469    $ 17,004,496    $ 15,919,520     $ 14,788,209     $ 16,078,102
Key Center                        $ 2,549,048     $ 2,806,179    $  9,838,198    $ 10,992,380     $ 11,249,511     $ 11,838,738
Sunset North                      $ 2,267,063     $ 2,153,086    $  8,575,097    $  8,819,911     $  8,705,934     $  9,235,154
City Center Bellevue              $ 3,509,664     $ 2,043,796    $ 10,562,260    $ 10,221,829     $  8,755,961     $  9,856,098
Reston Town Center(3)             $ 5,011,711     $ 5,310,612    $ 21,711,497    $ 21,366,057     $ 21,664,959     $ 21,769,534
Plaza Center                      $ 1,481,715     $ 1,976,353    $  6,834,261    $  6,508,781     $  7,003,419     $  9,187,329
1616 North Fort Myer Drive        $ 1,608,930     $   969,419    $  4,633,934    $  4,865,953     $  4,226,442     $  7,701,606
American Center                   $   642,333     $ 1,280,969    $  3,739,160    $  3,823,597     $  4,462,232     $  7,266,746
1300 North Seventeenth Street(4)  $ 2,366,966     $ 2,346,056    $  9,108,594    $  9,069,143     $  9,048,233     $ 11,226,415
Eastgate Office Park              $   757,101     $   834,861    $  2,887,632    $  3,016,207     $  3,093,967     $  4,004,538
Liberty Place                     $   922,440     $ 1,081,290    $  4,327,320    $  4,618,507     $  4,777,357     $  5,531,542
Lincoln Executive Center          $   966,130     $   922,832    $  3,183,144    $  3,523,447     $  3,480,149     $  4,360,093
11111 Sunset Hills Road           $   674,461     $   756,493    $  3,554,775    $  3,296,475     $  3,378,506     $  4,667,430
Army and Navy Building            $   403,192     $   675,478    $  2,900,420    $  2,495,189     $  2,767,475     $  2,578,741
Plaza East                        $   392,372     $   507,342    $  2,153,661    $  2,237,310     $  2,352,280     $  2,618,950
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            $50,415,397     $50,243,174    $197,747,702    $196,077,199     $195,904,976     $232,287,136
-------------------------------------------------------------------------------------------------------------------------------

(1)   Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint
      Venture section below.

(2)   Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
      62.8% pro-rata portion) on approximately $79,250,000 of existing debt
      ($49,769,000 based on a 62.8% pro-rata portion).

(3)   Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)   Represents the Net Operating Income of the 1300 North Seventeenth Street
      property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

      MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the related borrower owns a 70%
partnership interest and a non-affiliated party owns a 30% partnership interest.
It is also encumbered by existing debt to the borrower, in the form of (i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and December 31,
2005, the balances of the mortgage loan were $154,041,348 and $158,230,992 respectively, and the balances of the unsecured loan were $103,100,945 and
$85,141,825 respectively. The Beacon Seattle & DC Portfolio Loan is secured by
(a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage and unsecured loans.
With regard to the entity that owns Market Square, Total Assets were
$148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005
respectively. For the same time periods, (i) Net Losses were $8,398,185 and
$6,622,252 respectively, (ii) total Operating Revenues were $35,474,940 and
$33,724,342 respectively, (iii) Long Term Obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817 respectively and (iv) interest expenses paid to affiliates were $23,713,659 and
$21,653,336 respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return and (v) to the partners in accordance with their respective percentage interests, the percentage thus due to an affiliate of the borrower representing a 70% interest. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i)
in payment of any accrued interest under any optional loans, (ii) in payment of any principal

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-34

outstanding under any optional loans, (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return, (v) to the borrower in payment of certain unrecovered capital, (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement and (vii) to the partners in accordance with their respective percentage interests.

      ESCROWS AND RESERVES. At closing, the Beacon Seattle & DC Portfolio
Borrower deposited $18,200,095 to fund tenant concessions and leasing costs that the Beacon Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
Properties. Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums,
(iii) capital expenditures of 1/12 of the amount equivalent to $0.25 per leasable square foot at the Beacon Seattle & DC Portfolio Properties, (iv)
tenant concessions and leasing costs of 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon Seattle & DC Portfolio Properties and (v)
ground rent payable under the Key Center ground lease.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Beacon Seattle & DC Portfolio Loan.

      PROPERTY MANAGEMENT. The Beacon Seattle & DC Portfolio Properties are
managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April
10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers. Additional mezzanine debt is not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beacon
Seattle & DC Portfolio Loan represents a pari passu interest in a $2,700,000,000 total mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the MSCI 2007-IQ14 Pooling and Servicing Agreement. In
addition, the Cash Flow Properties are currently encumbered by $339,177,299 of existing debt.

      RELEASE OF PARCELS. The Beacon Seattle & DC Portfolio Loan permits partial releases of the Portfolio Properties or of portions of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (a) 90% of net sales proceeds and (b) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and
(ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (a) 1.45x and (b) the DSCR immediately prior to such prepayment and release.

      The Beacon Seattle & DC Portfolio Loan permits partial releases of the
Cash Flow Properties (i) subject to payment of release amounts of (a)
$235,000,000 for Washington Mutual Tower, (b) $130,000,000 for Reston Town
Center and (c) $75,000,000 for 1300 North Seventeenth Street and (ii) provided that after such prepayment and release, the DSCR for the Beacon Seattle & DC
Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of
(a) 1.08x and (b) the DSCR immediately prior to such prepayment and release.
These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of $100,000,000 pursuant to Cash Flow
Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

      TERRORISM COVERAGE. The Beacon Seattle & DC Portfolio Borrower is
required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that such coverage is available and that the total annual premium payable by the Beacon Seattle & DC Portfolio Borrower does not exceed one and a half times the result of (i) the annual premium required to receive comprehensive all risk insurance on the Beacon Seattle & DC Portfolio
Properties, in the amount of their full replacement costs, as defined in the loan documents, and of business income insurance, as defined in the loan documents minus (ii) any premiums required to be paid for earthquake, flood and terrorism coverage.

      Certain additional information regarding the Beacon Seattle & DC Portfolio
Loan and the Beacon Seattle & DC Portfolio Properties is set forth on Appendix
II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-35

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                          [4 PHOTOS OF RREEF PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-36

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                            [MAP OF RREEF PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE(1):               $124,500,000

CUT-OFF DATE BALANCE(1):           $124,500,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                January 8, 2007

INTEREST RATE(2):                  5.470%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     December 8, 2011

EXPECTED MATURITY BALANCE:         $124,500,000

SPONSORS:                          RREEF / Bainbridge Companies LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of December 8,
                                   2009 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a premium from
                                   and after September 8, 2011.

LOAN PER UNIT(1) :                 $158,914.73

UP-FRONT RESERVES:                 Tax:                     $698,705

                                   Insurance:               $89,366

                                   Deferred Maintenance:    $3,017,982

                                   Cap Ex:                  $53,751

                                   Shortfall Interest:      $3,130,000

ONGOING RESERVES:                  RE Tax:                  $220,144 / month

                                   Cap Ex:                  $53,741 / month

                                   Insurance:               Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 8 assets

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Garden

LOCATION:                          See table below

YEAR BUILT/RENOVATED:              See table below

PERCENT LEASED(3):                 See table below

UNITS:                             See table below

THE COLLATERAL:                    8 garden-style apartment communities

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Bainbridge Companies

3RD MOST RECENT NOI (AS OF):       $17,650,184 (2003)

2ND MOST RECENT NOI (AS OF):       $20,538,542 (2004)

MOST RECENT NOI (AS OF):           $21,386,392 (2005)

U/W NET OP. INCOME:                $24,035,282

U/W NET CASH FLOW:                 $23,390,282

U/W OCCUPANCY(2):                  89.0%

APPRAISED VALUE:                   $540,900,000

CUT-OFF DATE LTV(1):               75.8%

MATURITY DATE LTV(1):              75.8%

DSCR(1):                           1.03x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   The subject $124,500,000 loan represents a 30.37% pari passu interest in a
      $410,000,000 fixed rate mortgage loan. All LTV, DSCR and Loan per Unit numbers in this table are based on the total $410,000,000 financing and are determined on a combined-property basis.

(2)   This is the interest rate for seven of the eight mortgages in the portfolio. The interest rate for the Watkins Station promissory note (in the amount of a 30.37% pari passu note) is 5.610%.

(3)   Percent Leased is based on the rent roll as of April 17, 2007

THE RREEF PORTFOLIO LOAN

      THE LOAN. The fourth largest loan (the "RREEF Portfolio Loan") as evidenced by promissory Notes A-3 in the amount of $90,000,000 and A-4 in the amount of $34,500,000, together totaling $124,500,000 (the "RREEF Portfolio
Notes") is secured by first priority fee Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings (the "RREEF Portfolio
Mortgages") encumbering eight apartment communities in northern Virginia and
Maryland (collectively, the "RREEF Portfolio Properties"). The properties are located in Alexandria, VA; Ashburn, VA; Herndon, VA (two properties); Manassas,
VA; Leesburg, VA; Gaithersburg, MD; and Germantown, MD. The RREEF Portfolio Loan
was originated on December 8, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

      THE BORROWER. The borrowers are Magazine Barton's Crossing LP, Magazine
Carlyle Station LP, Magazine Glen LP, Magazine Village at McNair Farms LP,
Magazine University Heights LP, Magazine Lionsgate LP, Magazine Fox Run LP and
Magazine Watkins Station LP, all Delaware limited partnerships (the "RREEF
Portfolio Borrowers") each of which owns no material asset other than its respective RREEF Portfolio Property and related interests. The RREEF Portfolio
Borrowers are wholly owned by RREEF Global Opportunities Fund II, LLC and
Bainbridge Magazine Investors, LLC, which are affiliates of RREEF and The
Bainbridge Companies LLC,

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-38

respectively. RREEF, a subsidiary of Deutsche Asset Management, comprises a group of opportunity funds that acquire and manage commercial real estate investments globally. Bainbridge Companies LLC is a Florida-based fully integrated real estate company engaged in the development, construction, management, acquisition and disposition of high quality apartment communities, condominiums and shopping centers.

      THE PROPERTY. The RREEF Portfolio Properties are comprised of eight Class
A/B garden-style apartment communities located in northern Virginia and
Maryland.

      The RREEF Portfolio Property, Barton's Crossing, is located in Alexandria,
VA, at 205 Century Place. The RREEF Portfolio Property Barton's Crossing was
originally constructed in 1989 and renovated in 2004-2006 and consists of seven
4-story buildings with 532 units and a clubhouse. The RREEF Portfolio Property
Barton's Crossing is situated on approximately 10.15 acres and includes 933 parking spaces.

      The RREEF Portfolio Property, Lionsgate, is located in Herndon, VA, at
13690 Legacy Circle. The RREEF Portfolio Property Lionsgate was originally constructed in 2000 and consists of twelve 3-4-story buildings with 328 units and a clubhouse. The RREEF Portfolio Property Lionsgate is situated on approximately 15.50 acres and includes 479 parking spaces.

      The RREEF Portfolio Property, University Heights, is located in Ashburn,
VA, at 20300 River Ridge Road. The RREEF Portfolio Property University Heights
was originally constructed in 1991 and consists of nineteen 2-4-story buildings with 467 units and a clubhouse. The RREEF Portfolio Property University Heights is situated on approximately 25.60 acres and includes 976 parking spaces.

      The RREEF Portfolio Property, Carlyle Station, is located in Manassas, VA, at 10519 Lariat Lane. The RREEF Portfolio Property Carlyle Station was
originally constructed in 1986 and consists of fifteen 3-story buildings with
408 units and a clubhouse. The RREEF Portfolio Property Carlyle Station is situated on approximately 34.13 acres and includes 767 parking spaces.

      The RREEF Portfolio Property, McNair Farms, is located in Herndon, VA, at
2511 Farmcrest Drive. The RREEF Portfolio Property McNair Farms was originally constructed in 1991 and consists of eleven 3-story buildings with 283 units and a clubhouse. The RREEF Portfolio Property McNair Farms is situated on approximately 12.72 acres and includes 481 parking spaces.

      The RREEF Portfolio Property, Fox Run, is located Germantown, MD, at 2
Observation Court. The RREEF Portfolio Property Fox Run was originally constructed in 1990 and consists of seventeen 3-4-story buildings with 218 units and a club house. The RREEF Portfolio Property Fox Run is situated on approximately 10.06 acres and includes 335 parking spaces.

      The RREEF Portfolio Property, Watkins Station, is located in Gaithersburg,
MD, at 99 Watkins Mill Road. The RREEF Portfolio Property Watkins Station was
originally constructed in 1975 and renovated in 2000 and consists of seven
3-story buildings with 210 units and a clubhouse. The RREEF Portfolio Property
Watkins Station is situated on approximately 11.17 acres and includes 396 parking spaces.

      The RREEF Portfolio Property, The Glen, is located in Leesburg, VA, at 86
Heritage Way, NW. The RREEF Portfolio Property, The Glen was originally constructed in 1986 and consists of six 3-story buildings with 134 units and a leasing center. The RREEF Portfolio Property, The Glen is situated on approximately 6.12 acres and includes 279 parking spaces.

-------------------------------------------------------------------------------------------------------------------------
                                        ALLOCATED LOAN                   OWNERSHIP     YEAR BUILT/      PERCENT
     PROPERTY            LOCATION           AMOUNT       PROPERTY TYPE   INTEREST       RENOVATED       LEASED(1)  UNITS
-------------------------------------------------------------------------------------------------------------------------

Barton's Crossing    Alexandria, VA      $98,000,000      Multifamily       Fee      1989 / 2004-2006    91.4%      532
Lionsgate            Herndon, VA         $70,000,000      Multifamily       Fee         2000 / NAP       93.6%      328
University Heights   Ashburn, VA         $67,000,000      Multifamily       Fee         1991 / NAP       83.7%      467
Carlyle Station      Manassas, VA        $60,500,000      Multifamily       Fee         1986 / NAP       85.1%      408
McNair Farms         Herndon, VA         $48,000,000      Multifamily       Fee         1991 / NAP       91.5%      283
Fox Run              Germantown, MD      $28,500,000      Multifamily       Fee         1990 / NAP       92.7%      218
Watkins Station      Gaithersburg, MD    $22,000,000      Multifamily       Fee        1975 / 2000       88.1%      210
The Glen             Leesburg, VA        $16,000,000      Multifamily       Fee         1986 / NAP       88.8%      134
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                 AVERAGE
                      PERCENT     AVERAGE SF   MONTHLY RENT   AVERAGE MONTHLY       IN-PLACE          STABILIZED
     PROPERTY        LEASED (1)    PER UNIT      PER UNIT       RENT PER SF     UNDERWRITTEN UCF   UNDERWRITTEN UCF
--------------------------------------------------------------------------------------------------------------------

Barton's Crossing      91.4%          821         $1,375           $1.67           $5,414,418         $5,723,601
Lionsgate              93.6%        1,102         $1,547           $1.40           $4,144,674         $4,226,944
University Heights     83.7%          858         $1,217           $1.42           $3,513,292         $4,254,885
Carlyle Station        85.1%          952         $1,163           $1.22           $3,147,102         $3,693,702
McNair Farms           91.5%          780         $1,278           $1.64           $2,760,124         $2,905,848
Fox Run                92.7%          969         $1,184           $1.22           $1,732,493         $1,802,434
Watkins Station        88.1%          918         $1,092           $1.19           $1,560,242         $1,743,518
The Glen               88.8%          925         $1,125           $1.22           $1,117,936         $1,225,994
-------------------------------------------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll as of April 17, 2007

      ESCROWS AND RESERVES. The RREEF Portfolio Borrowers have deposited
$3,017,982 for deferred maintenance and $698,705 for real estate taxes. On a monthly basis, the Borrowers are required to escrow $220,144 for taxes and 1/12 of insurance premiums, provided

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-39

that such insurance escrow will be waived if an acceptable blanket insurance policy and no event of default has occurred or is continuing. The RREEF
Portfolio Borrowers are required to deposit with the lender $20.83 per unit monthly for annual capital expenditures. At all times during the loan term provided that the reserves will be released to the RREEF Portfolio Borrower when the RREEF Portfolio Loan achieves a DSCR of 1.20x, the Borrower is required to maintain a $3,130,000 interest reserve. Such reserve shall benefit only the MSCI
2007-HQ11 trust until such time as the DSCR is 1.08x or higher. In lieu of making payments of any escrows and reserves, the RREEF Portfolio Borrowers may deliver to the lender one or more letters of credit, which, however, in the aggregate, may not exceed 10% of the principal amount of the loan.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the RREEF Portfolio Loan.

      PROPERTY MANAGEMENT. The RREEF Portfolio Properties are managed by The
Bainbridge Companies LLC, one of the sponsors of the RREEF Portfolio Loan. The management agreement is subordinate to the RREEF Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The RREEF
Portfolio Loan represents a pari passu interest in a $410,000,000 total mortgage financing. The aggregate amount of the RREEF Portfolio Loan and those of the companion notes on the closing date was $359,500,000, and was subsequently increased to $410,000,000 at the time that the Fox Run and Watkins Station assets were added to the RREEF Portfolio Loan.

      RELEASE OF PARCELS. The RREEF Portfolio Borrowers may obtain the release of individual properties through a partial defeasance in connection with third party sales by posting defeasance collateral in the amount of 110% of the allocated loan amount with respect to the particular RREEF Portfolio Property, subject to the satisfaction of certain conditions, including (i) no event of default has occurred or remains uncured, (ii) the RREEF Portfolio Borrower obtains a rating agency confirmation of no qualification or downgrade of the
REMIC securities as a result of such partial defeasance, and (iii) the DSCR immediately following such release is at least equal to the greater of 1.09x and the DSCR immediately prior to such release.

      TERRORISM INSURANCE. Generally, the RREEF Portfolio Borrower is required to insure the RREEF Portfolio Property against risk of loss on account of acts of terrorism. However, the RREEF Portfolio Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $300,000.

      Certain additional information regarding the RREEF Portfolio Loan and the
RREEF Portfolio Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-41

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

                         [4 PHOTOS OF DOUGLAS ENTRANCE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-42

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

                            [MAP OF DOUGLAS ENTRANCE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-43

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE:                  $102,500,000

CUT-OFF DATE BALANCE:              $102,500,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                May 8, 2007

INTEREST RATE:                     5.660%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     April 8, 2012

EXPECTED MATURITY BALANCE:         $102,500,000

SPONSOR:                           Transwestern Investment Company

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of March 21,
                                   2010 or 2 years after the REMIC
                                   "start-up" day, with U.S. Obligations
                                   defeasance thereafter. Prepayable without
                                   a premium from and after April 8, 2011.

LOAN PER SF:                       $220.21

UP-FRONT RESERVES:                 Deferred Maintenance:    $1,062,500 LOC

                                   Rollover Funds:          $1,500,000 LOC

ONGOING RESERVES:                  RE Tax:                  $142,010 / month

                                   Insurance:               $46,391 / month

                                   Cap Ex:                  $7,723 / month

                                   Rollover Funds:          $95,000 / month to
                                                            April 2010

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Coral Gables, Florida

YEAR BUILT/RENOVATED:              1927; 1965; 1986; 1998 / 1992; 2000

PERCENT LEASED(1):                 88.9%

SQUARE FOOTAGE:                    465,474

THE COLLATERAL:                    Five multi-tenant office buildings

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Colonnade Property Management LLC

3RD MOST RECENT NOI (AS OF):       $6,608,816 (2004)

2ND MOST RECENT NOI (AS OF):       $7,155,209 (2005)

MOST RECENT NOI (AS OF):           $7,626,288 (YTD 08/06 Annualized)

U/W NET OP. INCOME:                $6,611,590

U/W NET CASH FLOW:                 $6,045,623

U/W OCCUPANCY:                     88.9%

APPRAISED VALUE:                   $128,000,000

CUT-OFF DATE LTV:                  80.1%

MATURITY DATE LTV:                 80.1%

DSCR:                              1.03x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated May 1, 2007.

THE DOUGLAS ENTRANCE LOAN

      THE LOAN. The fifth largest loan (the "Douglas Entrance Loan") as evidenced by the Promissory Note (the "Douglas Entrance Note") is secured by a first priority fee Mortgage and Security Agreement (the "Douglas Entrance
Mortgage") encumbering the 465,474 square foot complex of five multi-tenant office buildings in Coral Gables, Florida (the "Douglas Entrance Property"). The
Douglas Entrance Loan was originated on March 21, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Transwestern Douglas Entrance, L.L.C., a
Delaware limited liability company (the "Douglas Entrance Borrower") that owns no material asset other than the Douglas Entrance Property and related interests.

      THE PROPERTY. The Douglas Entrance Property is located in Coral Gables,
Florida, at 800-806 South Douglas Road. The Douglas Entrance Property consists of a 465,474 square foot complex with five Class A multi-tenant office buildings on a 6.21 acre parcel of land. The five buildings are interconnected by covered breezeways. One of the buildings contains a "Grand Ballroom" facility for meeting space and events. The buildings were constructed at various times between 1927 and 1998. The two older buildings--constructed in 1927 and
1965--were renovated in 2002. The Douglas Entrance Property has 1,205 on-site parking spaces, and has the right to use an additional 237 spaces which are located in an adjacent residential condominium project, due for completion in
2007.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-44

The following table presents certain information relating to the major tenants at the Douglas Entrance Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                             CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/      TENANT                UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
       TENANT NAME           MOODY'S/S&P)     NRSF     % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Phelps Dodge International    BB/Ba3/BB+      38,946       8%       $1,139,171         11%          $29.25       10/31/10
Univision                      --/--/--       34,535       7%         $720,808          7%          $20.87      Various(1)
Cooper HMS Partners            --/--/--       25,008       5%         $850,272          8%          $34.00       03/31/09
Mastec                         --/--/--       24,190       5%         $528,552          5%          $21.85       04/30/14
AccentMarketing                --/--/--       17,891       4%         $518,839          5%          $29.00       04/30/09
EMC Corporation               --/--/BBB+      15,392       3%         $436,055          4%          $28.33       08/31/11
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       155,962      34%       $4,193,696         41%          $26.89
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP        257,721      55%       $5,914,177         59%          $22.95        Various
Vacant Space                      NAP         51,790      11%               $0          0%           $0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       465,474     100%      $10,107,873        100%          $24.43
---------------------------------------------------------------------------------------------------------------------------

(1)   27% of Univision's space expires in May 2009; the remainder expires in
      December 2015.

The following table presents certain information relating to the lease rollover of the Douglas Entrance Loan:

----------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                 # OF                             % OF TOTAL    CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    AVERAGE BASE RENT PER   SQUARE FEET    % OF SF     RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING        SF ROLLING           ROLLING      ROLLING         ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------

   Vacant         16             $ 0.00               11%           11%             0%                 0%
     MTM           1             $29.00                1%           12%             1%                 1%
    2007           6             $27.31                4%           16%             5%                 6%
    2008           7             $26.17                3%           19%             3%                 9%
    2009          14             $27.65               23%           41%            29%                38%
    2010          10             $27.68               12%           53%            15%                53%
    2011          11             $27.83               11%           64%            14%                67%
    2012           9             $27.66                9%           73%            11%                78%
    2013           1             $26.27                2%           75%             2%                80%
    2014           3             $23.21                8%           83%             9%                89%
    2015           2             $21.71                5%           89%             5%                94%
    2016           1             $26.27                1%           89%             1%                95%
2017 & Beyond      4             $ 7.75               11%          100%             4%               100%
----------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. On the closing date, the Borrower has posted a
Letter of Credit in the amount of $1,062,500 for the Deferred Maintenance
Reserve. The Deferred Maintenance Reserve is required by the Lender for two issues identified in the Property Condition Assessment. (i) Roof work: In addition to regular wear and tear, the roofs of the individual buildings suffered damage during Hurricane Wilma in 2005. The roofs will be replaced at the 3770 Building and the Executive Towers, while the roofs will be repaired at the North Tower, South Tower and La Puerta del Sol buildings. (ii) The chiller system in North Tower was identified as nearing the end of its useful life (year
23 of a 25-year useful life). This system will be replaced.

      In addition to the Deferred Maintenance Reserve, the Douglas Entrance
Borrower delivered to the lender a letter of credit in the amount of $1,500,000 and is required to deposit with the lender a "Monthly Rollover Amount" each month from January, 2009 through and including April, 2010 (together, the
"Rollover Funds"), which shall be used for tenant improvements and leasing commissions. The Monthly Rollover Amount shall equal $95,000 or the quotient calculated by dividing (i) $1,500,000 minus the amount of Rollover Funds on deposit immediately prior to the monthly payment date in question by (ii) the number of months remaining until April, 2010; provided, however, that if the numerator of such fraction is a negative number, the Monthly Rollover Amount shall be $0. In addition, the Douglas Entrance Borrower is required to deposit into a rollover account any money received on account of any payment or other compensation received from a tenant relating to or in exchange for the termination of such tenant's lease. The Douglas Entrance Borrower is required to deposit with the lender monthly 1/12 of the taxes payable during the ensuing 12 months and 1/12 of insurance premiums monthly. The amounts shown are the current monthly collections. These obligations, however, will be waived if no event of default has occurred or is continuing and if, after March 21, 2008, the DSCR is at or above 1.05x or if a failure to meet either of these requirements is subsequently cured. The Douglas Entrance Borrower is required to deposit with the lender $7,723 monthly for annual capital expenditures. In lieu of making payments of any escrows and reserves, the Douglas Entrance Borrower may deliver to the lender one or more letters of credit.

      LOCKBOX AND CASH MANAGEMENT. Hard lockbox is in place with respect to the
Douglas Entrance Loan.

      PROPERTY MANAGEMENT. The Douglas Entrance Property is managed by Colonnade
Property Management LLC. The management agreement is subordinate to the Douglas
Entrance Loan.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-45

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Douglas Entrance
Borrower may incur mezzanine debt provided that certain criteria are met, including the following: (i) no event of default has occurred and is continuing,
(ii) the mezzanine loan is originated by the lender of the Douglas Entrance Loan or certain other permitted lenders, (iii) the mezzanine loan lender enters into a subordination/intercreditor agreement with the lender of the Douglas Entrance
Loan subordinating the mezzanine loan to the Douglas Entrance Loan, (iv) the aggregate principal amount of the mezzanine loan shall when combined with the outstanding principal balance of the Douglas Entrance Loan not exceed an amount with a LTV greater than 80%, and (v) the Douglas Entrance Borrower provides written confirmation from the rating agencies that the mezzanine loan will not result in a downgrade, withdrawal or qualification of the initial or current ratings issued in connection with the securitization.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      TERRORISM INSURANCE. Generally, the Douglas Entrance Borrower is required to insure the Douglas Entrance Property against risk of loss on account of acts of terrorism. However, the Douglas Entrance borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $155,000 (inflation adjusted).

      Certain additional information regarding the Douglas Entrance Loan and the
Douglas Entrance Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-47

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

                     [4 PHOTO OF FOUR SEASONS SAN FRANCISCO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-48

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

                       [MAP OF FOUR SEASONS SAN FRANCISCO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-49

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE:                  $90,000,000

CUT-OFF DATE BALANCE:              $90,000,000

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Refinance

FIRST PAYMENT DATE:                July 7, 2007

INTEREST RATE:                     5.530%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 7, 2017

EXPECTED MATURITY BALANCE:         $90,000,000

SPONSOR:                           Millennium Partners LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of June 5, 2010
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without a premium on and after
                                   March 06, 2017.

LOAN PER ROOM:                     $324,909.75

UP-FRONT RESERVES:                 FF&E:                    $5,284,148

                                   Other(2):                Springing

ONGOING RESERVES:                  Recurring Replacements:  4% of gross revenue
                                                            per month

LOCKBOX:                           Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Hospitality

PROPERTY SUB-TYPE:                 Full Service

LOCATION:                          San Francisco, CA

YEAR BUILT/RENOVATED:              2001 / NAP

OCCUPANCY(1):                      78.2%

ROOMS:                             277

THE COLLATERAL:                    277 key, 5-star luxury hotel

OWNERSHIP INTEREST:                Fee and Leasehold

PROPERTY MANAGEMENT:               Four Seasons Hotels Limited

3RD MOST RECENT NOI (AS OF):       $775,100 (2004)

2ND MOST RECENT NOI (AS OF):       $5,031,500 (2005)

MOST RECENT NOI (AS OF):           $8,636,700 (2006)

U/W NET OP. INCOME:                $8,013,478

U/W NET CASH FLOW:                 $5,723,320

U/W OCCUPANCY:                     79.1%

APPRAISED VALUE:                   $135,000,000

CUT-OFF DATE LTV:                  66.7%

MATURITY DATE LTV:                 66.7%

DSCR:                              1.13x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the property financials dated December 31, 2006.

(2)   Upon occurrence of a Cash Trap Trigger and during a Cash Trap Period.

THE FOUR SEASONS SAN FRANCISCO LOAN

      THE LOAN. The sixth largest loan (the "Four Seasons San Francisco Loan")
as evidenced by the Promissory Note (the "Four Seasons San Francisco Note") is
secured by a first priority fee and leasehold Deed of Trust, Assignment of
Leases and Rents and Security Agreement (the "Four Seasons San Francisco Deed of
Trust") encumbering the 277 key, 5-star hotel known as Four Seasons San
Francisco, located in the Yerba Buena district in downtown San Francisco (the
"Four Seasons San Francisco Property"). The Four Seasons San Francisco Loan was
originated on June 5, 2007 by or on behalf of Morgan Stanley Mortgage Capital
Holdings LLC.

      THE BORROWER. The borrowers are CB-1 Hotel LLC, CB-1 Hospitality Partners,
Inc., and MCAF 735 Hotel Tenant LLC, each a Delaware entity (collectively, the
"Four Seasons San Francisco Borrower") that owns no material asset other than the Four Seasons San Francisco Property and related interests. The Four Seasons
San Francisco Borrower is wholly owned by Millennium CAF II LLC, a New York limited liability company that is controlled by Millennium Partners. Millennium
Partners' primary business is the development of mixed-use projects incorporating entertainment venues and fitness facilities, retail spaces, luxury hotels and residential condominiums in major U.S. cities.

      THE PROPERTY. The Four Seasons San Francisco Property is located in the
Yerba Buena district in downtown San Francisco, at 757 Market Street. The Four
Seasons San Francisco Property was constructed in 2001. It consists of a 277 key, 5-star hotel. Hotel amenities include a restaurant and bar, 15,000 square feet of banquet and meeting space, and private access to a sports club, day spa and salon.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-50

---------------------------------------------------------------------------------------------------
                      SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

              COMPETITIVE SET                SUBJECT PROPERTY               PENETRATION FACTOR

YEAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR      REVPAR
---------------------------------------------------------------------------------------------------

2004     71.4%     $275.81   $196.93     73.2%     $319.41   $233.79    102.5%     115.8%    118.7%
2005     71.4%     $304.20   $217.20     78.1%     $355.32   $277.39    109.3%     116.8%    127.7%
2006     67.2%     $329.00   $221.09     78.2%     $391.03   $305.64    116.3%     118.9%    138.2%
---------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by Smith Travel Research.

      ESCROWS AND RESERVES. The Four Seasons San Francisco Borrower is required to deposit with the lender 1/12 of tax and insurance premiums that the lender estimates will be payable during the next 12 months on a monthly basis. Such reserve requirement is waived during such time as real estate taxes and insurance premiums are paid by the manager of the Four Seasons San Francisco
Property (the "Four Seasons San Francisco Manager"). The Four Seasons San
Francisco Borrower is also required to deposit with the lender a furniture, fixtures and equipment replacement reserve (the "FF&E Reserve") in the amount of
4% of gross revenue for the month immediately prior to the month in which such deposit is required.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Four Seasons San Francisco Loan pursuant to which the Four Seasons San
Francisco Manager will deposit the net operating income from the Four Seasons
San Francisco Property. Excess cash flow after the payment of debt service
(after the required payment into the "FF&E Reserve") will be trapped during any event of default or during such time as the DSCR is less than 1.20x.

      PROPERTY MANAGEMENT. The Four Seasons San Francisco Property is managed by the Four Seasons San Francisco Manager pursuant to a hotel management agreement that, including extensions, runs through 2059. The lender has entered into a subordination and non-disturbance agreement with the Four Seasons San Francisco
Manager with respect to such agreement.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The owner of the Four
Seasons San Francisco Borrower shall be entitled to incur mezzanine debt secured by its equity interests in the Four Seasons San Francisco Borrower provided that certain conditions are met, including (i) the aggregate LTV ratio is not greater than 85% and (ii) the aggregate DSCR is not less than 1.05x, in each case including such mezzanine debt.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Four Seasons San Francisco Borrower is
required to insure the Four Seasons San Francisco Property against risk of loss on account of acts of terrorism. However, the Four Seasons San Francisco
Borrower is required to maintain terrorism insurance for full replacement cost;
however, if at any point during the term of the loan the Terrorism Risk
Reinsurance Act is not in effect, the borrower shall not be required to pay annual premiums in excess of $500,000.

      Certain additional information regarding the Four Seasons San Francisco
Loan and the Four Seasons San Francisco is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-51

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

                         [3 PHOTOS OF 529 FIFTH AVENUE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-52

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

                            [MAP OF 529 FIFTH AVENUE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-53

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS:             MSMCH

ORIGINAL BALANCE:                  $65,000,000

CUT-OFF DATE BALANCE:              $65,000,000

SHADOW RATING (FITCH/S&P):         BBB- / BBB+

LOAN PURPOSE:                      Refinance

FIRST PAYMENT DATE:                February 8, 2007

INTEREST RATE:                     5.160%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     January 8, 2014

EXPECTED MATURITY BALANCE:         $65,000,000

SPONSORS:                          Silverstein Properties / Loeb Partners

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of December 18,
                                   2009 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a premium from
                                   and after October 8, 2013.

LOAN PER SF:                       $237.30

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                  Springing

                                   Insurance:               Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1959 / NAP

PERCENT LEASED(1):                 93.6%

SQUARE FOOTAGE:                    273,912

THE COLLATERAL:                    20-story multi-tenant office building

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Silverstein Properties Inc.

3RD MOST RECENT NOI (AS OF):       NAP

2ND MOST RECENT NOI (AS OF):       $3,124,970 (2004)

MOST RECENT NOI (AS OF):           $2,935,353 (2005)

U/W NET OP. INCOME:                $8,763,834

U/W NET CASH FLOW:                 $8,146,603

U/W OCCUPANCY:                     93.6%

APPRAISED VALUE:                   $150,000,000

CUT-OFF DATE LTV:                  43.3%

MATURITY DATE LTV:                 43.3%

DSCR:                              2.40x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 1, 2007 and includes a lease signed on May 24, 2007.

THE 529 FIFTH AVENUE LOAN

      THE LOAN. The seventh largest loan (the "529 Fifth Avenue Loan") as evidenced by the Promissory Note (the "529 Fifth Avenue Note") is secured by a first priority Consolidated, Amended and Restated Mortgage and Security
Agreement (the "529 Fifth Avenue Mortgage") encumbering a 20-story multi-tenant office building in New York City (the "529 Fifth Avenue Property"). The 529
Fifth Avenue Loan was originated on December 18, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is 529 Fifth Company Holdings LLC, a Delaware limited liability company (the "529 Fifth Avenue Borrower") that owns no material asset other than the 529 Fifth Avenue Property and related interests.
The 529 Fifth Avenue Borrower is wholly owned by 529 Fifth Company SM LLC, which is wholly owned by 529 Fifth Company, L.P., which is owned by Silverstein 529
Fifth LLC, the Estate of John L. Loeb, Abercromby Property International and
Silverstein 529 Associates, several of which are affiliates of Silverstein
Properties and Loeb Partners, the sponsors of the 529 Fifth Avenue Loan.
Silverstein Properties, Inc. is a real estate development, ownership and management organization focused on the New York metropolitan real estate market;
it owns, manages and leases over seven million square feet of prime office and residential space in Manhattan. Loeb Partners is an investment firm that represents the interests of the Loeb family and its affiliated entities.

      THE PROPERTY. The 529 Fifth Avenue Property is located in the Midtown business district of New York, New York at 529 Fifth Avenue. The 529 Fifth
Avenue Property was constructed in 1959. It consists of a 273,912 square foot, modern 20-story Class A minus multi-tenant office building.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-54

The following table presents certain information relating to the lease rollover of the 529 Fifth Avenue Loan:

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

   Vacant          1          $0.00           6%             6%               0%                 0%
    2007           1         $38.00           5%            11%               5%                 5%
    2008           3         $28.06          20%            31%              14%                18%
    2009           0          $0.00           0%            31%               0%                18%
    2010           0          $0.00           0%            31%               0%                18%
    2011           0          $0.00           0%            31%               0%                18%
    2012           1         $31.00           1%            33%               1%                19%
    2013           4         $45.17          11%            43%              12%                31%
    2014           4         $41.25          25%            69%              25%                56%
    2015           1         $34.00           2%            70%               2%                58%
    2016           2         $42.42           8%            79%               8%                66%
2017 & Beyond      6         $65.58          21%           100%              34%               100%
----------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 529 Fifth Avenue Property:

------------------------------------------------------------------------------------------------------------------------
                                                                               % OF TOTAL     ANNUALIZED
                         CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/      TENANT                UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
     TENANT NAME         MOODY'S/S&P)     NRSF     % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Citrin Cooperman           --/--/--       56,631      21%        $2,399,662        21%          $42.37       09/01/14
Best Buy                 BBB+/Baa2/BBB    28,840      11%        $2,599,926        23%          $90.15       01/01/21
Finlay Fine Jeweler        --/--/--       49,059      18%        $1,365,476        12%          $27.83       09/01/08
Eze Castle Integration     --/--/--       17,491       6%          $734,622         6%          $42.00       05/01/16
Rosy Blue                  --/--/--       15,598       6%          $681,230         6%          $43.67       06/01/13(1)
The Edison Project         --/--/--       13,873       5%          $527,174         5%          $38.00       12/01/07
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   181,492      66%        $8,308,090        73%          $45.78
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP         74,929      27%        $2,999,903        27%          $40.04       Various
Vacant Space                  NAP         17,491       6%                $0         0%           $0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   273,912     100%       $11,307,992       100%          $44.10
------------------------------------------------------------------------------------------------------------------------

(1)   13,224 square feet expires on June 1, 2013 and 2,374 square feet expires
      June 30, 2013

      ESCROWS AND RESERVES. The 529 Fifth Avenue Borrower is required to deposit with the lender 1/12 of insurance premiums and 1/12 of the taxes payable during the next 12 months monthly. These obligations, however, are triggered only if no event of default has occurred under the loan agreement but an event of default has occurred (and remains uncured) under the senior mezzanine loan agreement between 529 Fifth Company SM LLC and the lender. In lieu of making payments of any escrows and reserves, the 529 Fifth Avenue Borrower may deliver to the lender one or more letters of credit.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 529 Fifth Avenue Loan.

      PROPERTY MANAGEMENT. The 529 Fifth Avenue Property is managed by
Silverstein Properties, one of the sponsors of the 529 Fifth Avenue Loan. The management agreement is subordinate to the 529 Fifth Avenue Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent of the
529 Fifth Avenue Borrower, 529 Fifth Company SM LLC, has obtained mezzanine financing in the amount of $15,000,000. A cooperation agreement is in effect among the 529 Fifth Avenue Borrower, 529 Fifth Company SM LLC and the lenders.
The 529 Fifth Avenue Borrower may incur mezzanine debt provided that certain criteria are met including the following: (i) the aggregate principal amount of the mezzanine loan shall when combined with the outstanding principal balance of the 529 Fifth Avenue loan not exceed 80%, (ii) the aggregate DSCR is not less than 1.15x and (iii) the 529 Fifth Avenue Borrower provides written confirmation from the rating agencies that the mezzanine loan will not result in a downgrade withdrawal or qualification of the initial or current ratings of the certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the 529 Fifth Avenue Borrower is required to insure the 529 Fifth Avenue Property against risk of loss on account of acts of terrorism. However, the 529 Fifth Avenue Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $125,000, inflation adjusted.

      Certain additional information regarding the 529 Fifth Avenue Loan and the
529 Fifth Avenue Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-55

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                           [2 PHOTOS OF DEPTFORD MALL]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-56

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                             [MAP OF DEPTFORD MALL]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-57

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                             [PLAN OF DEPTFORD MALL]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-58

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS              MSMCH

ORIGINAL BALANCE(1):               $60,000,000

CUT-OFF DATE BALANCE(1):           $60,000,000

SHADOW RATING (FITCH/S&P):         BBB- / BBB-

LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                July 5, 2007

INTEREST RATE:                     5.29025%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     January 5, 2013

EXPECTED MATURITY BALANCE(1):      $60,000,000

SPONSOR:                           The Macerich Company

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of May 23, 2010
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without a premium on and after
                                   July 4, 2012.

LOAN PER SF(1):                    $405.78

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  None

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Deptford, NJ

YEAR BUILT/RENOVATED:              1975 / 2001

PERCENT LEASED(2):                 92.3%

SQUARE FOOTAGE:                    345,013(3)

THE COLLATERAL(3):                 In-line and other collateral components of a
                                   1,041,455 square foot regional mall

OWNERSHIP INTEREST(4):             Fee

PROPERTY MANAGEMENT:               Macerich Property Management Company, LLC

3RD MOST RECENT NOI (AS OF):       $13,012,542 (2004)

2ND MOST RECENT NOI (AS OF):       $14,355,667 (2005)

MOST RECENT NOI (AS OF):           $14,619,165 (2006)

U/W NET OP. INCOME:                $17,154,137

U/W NET CASH FLOW:                 $16,511,760

U/W OCCUPANCY:                     92.3%

APPRAISED VALUE:                   $252,000,000

CUT-OFF DATE LTV(1):               55.6%

MATURITY DATE LTV(1):              55.6%

DSCR(1):                           2.19x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   The subject $60,000,000 loan represents a 42.9% pari passu interest in the
      $140,000,000 senior financing portion of a mortgage loan totaling
      $172,500,000 as now fully advanced. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,000,000 senior financing.

(2)   Percent Leased is based on the rent roll dated February 28, 2007.

(3)   Deptford Mall is 1,041,455 square feet. Total collateral represents
      345,013 square feet.

(4)   The borrower holds a ground lease on the property that is extinguished upon foreclosure.

THE DEPTFORD MALL LOAN

      THE LOAN. The eigth largest loan (the "Deptford Mall Loan") as evidenced by a certain Note A-2 (the "Deptford Mall Note") is secured by a first priority
Fee Mortgage and Security Agreement, and by a first priority Leasehold Mortgage and Security Agreement (collectively, the "Deptford Mall Mortgage") encumbering the 1,041,455 square foot regional mall (345,013 square feet of which represent
Deptford Mall Loan collateral) known as Deptford Mall, located in Deptford, NJ
(the "Deptford Mall Property"). The ground lease is structured to be extinguished upon foreclosure. The Deptford Mall Loan was originated on December
7, 2006 and amended May 23, 2007 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

      THE BORROWER. The borrower is Macerich Deptford LLC, a Delaware limited liability company (the "Deptford Mall Borrower") that owns no material asset other than a leasehold interest in the Deptford Mall Property, and related interests. Additionally, Deptford Mall Associates, L.L.C., a New Jersey limited liability company, owns no material asset other than a fee interest in the
Deptford Mall Property, and related interests. Both companies are wholly-owned subsidiaries of The Macerich Company and its affiliate The Macerich Partnership,
L.P., which together are the sponsor of the Deptford Mall Loan. The Macerich
Company (NYSE: MAC), founded in 1964 and based in Santa Monica, CA, is a publicly traded REIT with an equity market capitalization of $5.97 billion as of
July 2, 2007. The company has ownership interests in 76 regional shopping centers, 19 community shopping centers and 2 development properties totaling 80 million square feet, 92,000 in-line stores and 340 anchor tenants. It is the largest mall owner and operator in the western and southwestern United States.

      THE PROPERTY. The Deptford Mall Property is located in Deptford, NJ, just off of highways 55 and 42, approximately 13 miles south of Philadelphia, PA. The
Deptford Mall Property was originally constructed in 1975. A food court was added in 1991, and JC Penney was

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-59

added as an anchor tenant in 2001, at which time the interior of the mall was also renovated. Anchor tenants, which do not represent collateral for the
Deptford Mall Loan, are Macy's (occupying 202,610 square feet), Boscov's
(161,350 square feet), Sears (159,887 square feet), and JC Penney (143,995 square feet). As of February 28, 2007, Macy's reported sales of $220.62 PSF,
Boscov's reported sales of $175.60 PSF, Sears reported sales of $290.20 and J.C.
Penney reported sales of $265.29. Based on the underwritten rent roll dated
February 28, 2007 the Deptford Mall Property exhibited 97.5% occupancy inclusive of anchor tenants, 92.3% occupancy for collateral space, and 95.4% occupancy for in-line tenants. Based on trailing-twelve month sales as of February 28, 2007, total mall sales for reporting tenants were calculated to be approximately
$305,500,000, comparable in-line and food court sales were calculated to be $508 per SF, and average occupancy costs were calculated to be 11.2%

The following table presents certain information relating to the anchor tenants at the Deptford Mall Property:

--------------------------------------------------------------------------------------------------------
                                                  CREDIT RATING OF                            OPERATING
                                                   PARENT COMPANY                COLLATERAL    COVENANT
  ANCHOR               PARENT COMPANY            (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
--------------------------------------------------------------------------------------------------------

Macy's        Federated Department Stores           BBB/Baa2/BBB       202,610       No        12/31/25
Boscov's      Boscov's Department Stores, Inc.        --/--/--         161,350       No        12/31/25
Sears         Sears Holdings                         BB/Ba1/BB+        159,887       No        12/31/25
J.C. Penney   J.C. Penney Company, Inc.             BBB/Baa3/BBB-      143,995       No        01/18/40
--------------------------------------------------------------------------------------------------------
TOTAL                                                                  667,842
--------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Deptford Mall Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                            CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)   NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Express / Express Men        --/Baa2/BBB      13,626       4%          $381,528          3%          $28.00       01/31/14
Victoria's Secret            --/Baa2/BBB      11,049       3%          $298,323          2%          $27.00       01/31/12
American Eagle                 --/--/--        9,036       3%          $271,080          2%          $30.00       01/31/17
Children's Place               --/--/--        6,770       2%          $260,645          2%          $38.50       01/31/14
Disney Store                   A-/A2/A-        3,392       1%          $249,278          2%          $73.49       01/31/15
New York & Company             --/--/--        9,764       3%          $224,572          2%          $23.00       01/31/14
Hollister                      --/--/--        7,338       2%          $220,140          2%          $30.00       05/31/16
Modell's Sporting Goods        --/--/--        9,161       3%          $210,800          2%          $23.01       01/31/12
Mandee                         --/--/--        6,337       2%          $202,784          2%          $32.00       05/31/13
Charlotte Russe                --/--/--        7,500       2%          $195,000          1%          $26.00       01/31/12
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        83,973      24%        $2,514,150         19%          $29.94
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP         234,504      68%       $10,638,744         81%          $45.37       Various
Vacant Space                     NAP          26,536       8%                $0          0%           $0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(2)                    345,013     100%       $13,152,894        100%          $41.30
---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Total/Weighted Average rent per SF excludes vacant space.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-60

The following table presents certain information relating to the lease rollover at the Deptford Mall Property:

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

   Vacant         16            $0.00         8%             8%               0%                 0%
   MTM (1)         6       $17,600.00         0%             8%               1%                 1%
    2007          26           $57.10         5%            13%               8%                 9%
    2008          34           $40.95        16%            29%              17%                26%
    2009          18           $46.28         9%            38%              11%                36%
    2010          11           $54.13         4%            41%               5%                41%
    2011          25           $48.53        11%            53%              15%                56%
    2012          12           $29.93        13%            66%              10%                66%
    2013          10           $36.24         9%            75%               9%                75%
    2014           7           $30.38        12%            87%               9%                84%
    2015           7           $54.09         4%            91%               6%                90%
    2016           6           $40.16         4%            95%               4%                94%
2017 & Beyond      5           $39.96         5%           100%               6%               100%
----------------------------------------------------------------------------------------------------------

(1)   All MTM tenants are temporary, kiosk and other tenants without allocated rental square footages. These tenants have been underwritten with one square foot per tenant space.

      ESCROWS AND RESERVES. None.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Deptford Mall Loan.

      PROPERTY MANAGEMENT. The Deptford Mall Property is managed by Macerich
Property Management Company, LLC, an affiliate of the Deptford Mall Borrower.
The management agreement is subordinate to the Deptford Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Deptford
Mall Property is additionally encumbered by a $80,000,000 Note A-1 that is pari passu with the Deptford Mall Note and with a coupon of 5.3225%, a $20,000,000
Note B-1 that is subordinate to the Deptford Mall Note and with a coupon of
5.8850%, and a $12,500,000 Note B-2 that is subordinate to the Deptford Mall
Note and with a coupon of 5.834%. All additional notes mature at the same time as the Deptford Mall Loan. The aggregate mortgage loan is $172,500,000 with an aggregate LTV of 68.5% and an aggregate DSCR of 1.74x.

      RELEASE OF PARCELS. The Deptford Mall Borrower may obtain release of unimproved, non-income producing portions of the property, without any required prepayment of the Deptford Mall Loan, provided that the Deptford Mall Borrower satisfies certain conditions, including (a) that fair market value of all parcels so released not exceed $5,000,000 in the aggregate, (b) that for any such release after the first such release the Deptford Mall Borrower first obtain a REMIC opinion, and (c) that for any such release in which the value of the parcel to be released exceeds $1,000,000, the Deptford Mall Borrower first obtain a rating agency confirmation that the release will not result in a qualification, downgrade, or withdrawal of the rating on the certificates.

      TERRORISM INSURANCE. Generally, the Deptford Mall Borrower is required to insure the Deptford Mall Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Deptford Mall Loan and the
Deptford Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-61

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

                       [2 PHOTOS OF MARK HOTEL LAND LOAN]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-62

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

                          [MAP OF MARK HOTEL LAND LOAN]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-63

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE:                  $58,000,000

CUT-OFF DATE BALANCE:              $58,000,000

SHADOW RATING (FITCH/S&P):         BBB- / NR

LOAN PURPOSE:                      Refinance

FIRST PAYMENT DATE:                December 1, 2006

INTEREST RATE:                     5.340%

AMORTIZATION:                      Interest Only

ARD:                               May 1, 2017

HYPERAMORTIZATION:                 After the ARD, the interest rate steps up to
                                   the greater of (i) property 7.840% and (ii)
                                   the Treasury Rate plus 2.5%. All excess cash
                                   flow will be used to amortize the loan.

MATURITY DATE:                     November 1, 2031

EXPECTED MATURITY BALANCE:         $58,000,000

SPONSOR:                           Jane H. Goldman

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until two years after the REMIC
                                   "start-up" day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a premium from
                                   and after November 1, 2016.

LOAN PER SF:                       $329,545.45 (based on improvements)

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                  Springing

                                   Insurance:               Springing

                                   Lease Termination Fees:  Springing

LOCKBOX:                           Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Other

PROPERTY SUB-TYPE:                 Leased Fee

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1927 / 1996

PERCENT LEASED(1):                 100.0%

SQUARE FOOTAGE:                    170,855 (Building)
                                   14,682 (Land)

UNITS:                             176

THE COLLATERAL:                    Land parcel underlying a hospitality

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Solil Management, LLC

3RD MOST RECENT NOI (AS NAP OF):   NAP

2ND MOST RECENT NOI (AS NAP OF):   NAP

MOST RECENT NOI (AS OF):           NAP

U/W NET OP. INCOME:                $4,200,000

U/W NET CASH FLOW:                 $4,200,000

U/W OCCUPANCY:                     100.0%

APPRAISED VALUE:                   $92,000,000

CUT-OFF DATE LTV:                  63.0%

ARD DATE LTV:                      63.0%

DSCR:                              1.34x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Based on the available leases.

THE MARK HOTEL LAND LOAN

      THE LOAN. The ninth largest loan (the "Mark Hotel Land Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the "Mark Hotel Land
Loan Note") is secured by a first priority fee Consolidated, Amended and
Restated Mortgage and Security Agreement (the "Mark Hotel Land Loan Mortgage")
encumbering approximately 14,682 square foot of land, on which is located a
170,855 square foot, 16-story, 176-room and a four-story annex, hospitality property known as the Mark Hotel, located in New York, New York (the "Mark Hotel
Land Loan Property"). The property improvements are not part of the subject collateral. The Mark Hotel Land Interest Loan was originated on October 31, 2006 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrowers are Madison Seventy-Seventh L.L.C., a New York limited liability company, the Estate of Lillian Goldman and the Lillian Goldman
Marital Trust (collectively, the "Mark Hotel Land Loan Borrower") that own no material asset other than the Mark Hotel Land Loan Property and related interests. The Mark Hotel Land Loan Borrower is owned 49.5% by the Estate of
Lillian Goldman as member, 49.5% by the Lillian Goldman Marital Trust as member and 1% by Madison Seventy-Seventh Manager Corporation as managing member.
Madison Seventy-Seventh Manager Corporation is in turn 50% owned by the Lillian
Goldman Marital Trust and 50% owned by the Estate of Lillian Goldman. One of the co-trustees of the Lillian Goldman Marital Trust and one of the co-executors for the Estate of Lillian Goldman is Jane H. Goldman, the sponsor for the Mark Hotel
Land Loan.

      THE PROPERTY. The Mark Hotel Land Loan Property is located in northwest corner of East 77th Street and Madison Avenue, in the upper east side section of
Manhattan, New York. It consists of a 14,682 square foot parcel of land that underlies a 170,855 square foot, 16-story, 176-room with four-story annex hospitality property. The Mark Hotel, which is not part of the collateral, was originally constructed in 1927.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-64

The Mark Hotel was renovated in 1996 and has been upgraded on an ongoing basis.
The Mark Hotel Land Loan Borrower ground-leases the Mark Hotel Land Loan
Property pursuant to two ground leases. The tenant under each of the ground leases, and owner of the Mark Hotel improvements, is Madison Avenue Hotel
Partners, a New York limited partnership. Both ground leases expire on July 31,
2131.

      ESCROWS AND RESERVES. The Mark Hotel Land Loan Borrower is required to deposit 1/12 of the estimated annual taxes and insurance premiums into an escrow account. The obligation to make such deposits will be suspended as long as the ground leases are in effect, the Mark Hotel Land Loan is not in default and the tenant is required to maintain all insurance required to be maintained by the
Mark Hotel Land Loan Borrower. In addition, the Mark Hotel Land Loan Borrower is required to deposit into a lease-termination rollover account any moneys received on account of any payment or other compensation received from the tenant relating to or in exchange for the termination of the tenant's ground lease. Such funds are to be utilized for tenant improvement and leasing commissions that may be incurred with respect to re-tenanting and for replacement of rent in the event of any rent deficiency that may arise due to the lease termination.

      LOCKBOX AND CASH MANAGEMENT. Currently there is no arrangement for lockbox and cash management. If the loan is not fully paid on the anticipated repayment date, a hard lockbox will be required.

      PROPERTY MANAGEMENT. The Mark Hotel Land Loan Property is managed by Solil
Management, LLC, a New York limited liability company. The management agreement is subordinate to the Mark Hotel Land Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      COLLATERAL SUBSTITUTION. The Mark Hotel Land Loan Borrower may substitute another Manhattan parcel provided that the Mark Hotel Land Loan Borrower satisfies the following conditions including but not limited to: (a) the DSCR is the greater of 1.25x and the DSCR for the loan prior to substitution; and (b)
the LTV is the lesser of 63.0% and the LTV for the loan prior to substitution.

      TERRORISM INSURANCE. Generally, the Mark Hotel Borrower is required to insure the Mark Hotel Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Mark Hotel Land Loan and the
Mark Hotel Land Loan Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-65

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

                       [6 PHOTOS OF AMLI AT SEVEN BRIDGES]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-66

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

                         [MAP OF AMLI AT SEVEN BRIDGES]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-67

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMCH

ORIGINAL BALANCE:                  $51,000,000

CUT-OFF DATE BALANCE(1):           $44,782,720

SHADOW RATING (FITCH/S&P):         NAP

LOAN PURPOSE:                      Refinance

FIRST PAYMENT DATE:                February 1, 2004

INTEREST RATE:                     7.250%

AMORTIZATION(1):                   Interest only through December 1, 2006.
                                   Principal and interest payments of 306,707.35
                                   beginning January 1, 2007 through the
                                   maturity date.

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     January 1, 2011

EXPECTED MATURITY BALANCE:         $43,106,794

SPONSORS:                          Morgan Stanley Prime Property Fund
                                   / National Electric Benefit Fund

INTEREST CALCULATION:              30/360

CALL PROTECTION:                   Locked out through December 31, 2006.
                                   Prepayable with Yield Maintenance at 1%. Open
                                   during last 90 days of term.

LOAN PER UNIT:                     $86,120.62

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  Cap Ex:                  Springing

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Mid-Rise

LOCATION:                          Woodridge, Illinois

YEAR BUILT/RENOVATED:              2002-2004 / NAP

PERCENT LEASED(2):                 94.4%

UNITS:                             520 units

THE COLLATERAL:                    520-unit, mid-rise apartment complex with 4
                                   buildings

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               AMLI Management Company

3RD MOST RECENT NOI(AS OF):        $2,553,926 (2004)

2ND MOST RECENT NOI (AS OF):       $3,096,706 (2005)

MOST RECENT NOI (AS OF):           $3,796,960 (2006)

U/W NET OP. INCOME:                $4,018,210

U/W NET CASH FLOW:                 $3,914,210

U/W OCCUPANCY:                     94.4%

APPRAISED VALUE:                   $80,000,000

CUT-OFF DATE LTV:                  56.0%

MATURITY DATE LTV:                 53.9%

DSCR:                              1.06x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   The AMLI at Seven Bridges Loan paid interest only through December 31,
      2006 and amortized on a 30-year amortization schedule after January 1,
      2007. On February 1, 2007, there was a $6,000,000 paydown of the outstanding loan balance and the monthly principal and interest payment was recast based on the then outstanding loan balance of $44,960,216.

(2)   Percent leased based on the rent roll as of February 22, 2007.

THE AMLI AT SEVEN BRIDGES LOAN

      THE LOAN. The tenth largest loan (the "AMLI at Seven Bridges Loan") as evidenced by the Promissory Note (the "AMLI at Seven Bridges Note") is secured by a first priority fee Open-End Mortgage, Assignment of Leases and Rents
Security Agreement and Fixtures Filing Statement (the "AMLI at Seven Bridges
Mortgage") encumbering the 520 unit complex of four multifamily mid-rise buildings in Woodridge, Illinois (the "AMLI at Seven Bridges Property"). The
AMLI at Seven Bridges Loan was originated on December 19, 2003 by or on behalf of Teachers Insurance and Annuity Association of America ("Teachers") and was
subsequently assigned by Teachers to Morgan Stanley Mortgage Capital Holdings
LLC.

      THE BORROWER. The borrower is AMLI at Seven Bridges, LLC, a Delaware limited liability company (the "AMLI at Seven Bridges Borrower") that owns no material asset other than the AMLI at Seven Bridges Property and related interests. The AMLI at Seven Bridges Borrower is owned 20% by its managing member, AMLI Residential Properties, L.P., which is a subsidiary of the Morgan
Stanley Prime Property Fund, and 80% by National Electrical Benefit Fund, one of
the sponsors--along with Morgan Stanley Prime Property Fund--of the AMLI at
Seven Bridges Loan.

      THE PROPERTY. The AMLI at Seven Bridges Property is located in Woodridge,
IL, at 6466 Double Eagle Drive. Woodridge, IL is located approximately 30 miles southwest of Chicago. The AMLI at Seven Bridges Property consists of a 575,520 square foot complex of four class-A, multifamily, mid-rise buildings with 520 units on a 12.96 acre parcel of land. Each building includes 140 enclosed parking spaces. Amenities include a clubhouse, fitness center, entertainment center, business center and outdoor swimming pool. The buildings were constructed between 2002 and 2004. The AMLI at Seven Bridges Property is a part of the 403 acre Seven Bridges planned use

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-68

development, which includes a golf course, movie theater, health center, banquet facility, ice skating arena and 700,000 square feet of retail, restaurant and office space (none of which are collateral for the AMLI at Seven Bridges Loan).

      ESCROWS AND RESERVES. If an uncured monetary default has occurred, the
AMLI at Seven Bridges Borrower will thereafter be required to fund quarterly deposits into a capital reserve escrow account in amounts equal to $50.00 per unit per quarter, increasing at a rate of 3% annually, to be used to pay costs incurred to re-lease and refurbish apartment units, improve common areas and fund other physical repairs and improvements.

      LOCKBOX AND CASH MANAGEMENT. None

      PROPERTY MANAGEMENT. The manager of the AMLI at Seven Bridges Property is the AMLI Management Company.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The AMLI at Seven Bridges Borrower may obtain a release of not more than two residential buildings on the AMLI at Seven Bridges
Property (and not more than one on the west side of the AMLI at Seven Bridges
Property), subject to the satisfaction of certain conditions, including: (i) no event of default has occurred or is continuing, (ii) the release is solely for the purpose of conversion of not more than two of the residential buildings to condominium use, (iii) prepayment of the loan in such amount as is necessary to ensure that the remaining principal balance of the loan will immediately after such prepayment have a maximum LTV of 70%, (iv) prepayment of no more than
$30,000,000 of the loan amount (v) payment of all related expenses and a release fee of $25,000, (vi) remaining LTV of no more than 70% and (vii) other conditions as detailed in the mortgage loan agreement.

      TERRORISM INSURANCE. Generally, the AMLI at Seven Bridges Borrower is
required to insure the AMLI at Seven Bridges Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the AMLI at Seven Bridges Loan and the AMLI at Seven Bridges Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-69

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan
Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan
Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter
"Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives)
mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.
Trading desk materials are not independent of the proprietary interests of
Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.

Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom.
Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only.
Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.
You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication
`Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates.
Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan
Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind
(including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial
Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer
Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------